SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C.  20549



                                   FORM 8-K/A

                    AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K
                               DATED AUGUST 31, 1995

                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


                                  CONSECO, INC.

                              State of Incorporation:
                                     Indiana


                   Commission File                         IRS Employer Id.

                    No. 1-9250                              No. 35-1468632

                        Address of Principal Executive Offices:
                            11825 North Pennsylvania Street
                                 Carmel, Indiana  46032

                                       Telephone No.
                                      (317) 817-6100

                                          CONSECO, INC. AND SUBSIDIARIES





                                                       INDEX

                                                                                                       Page
                                                                                                       ----
Item 2.   Acquisition or Disposition of Assets.........................................................   3

Item 7.   Financial Statements and Exhibit
          (a)  CCP Insurance, Inc. and Subsidiaries Unaudited
               Consolidated  Financial  Statements as of June 30, 1995,  and for
               the six months ended June 30, 1995 and 1994
                  Consolidated Balance Sheet...........................................................   6
                  Consolidated Statement of Operations.................................................   7
                  Consolidated Statement of Shareholders' Equity.......................................   8
                  Consolidated Statement of Cash Flows.................................................   9
                  Notes to Consolidated Financial Statements...........................................  10

               CCP Insurance, Inc. and Subsidiaries Audited
               Consolidated Financial Statements as of December 31,
               1994 and 1993, and for each of the three years ended
               December 31, 1994
                  Report of Independent Accountants....................................................   13
                  Consolidated Balance Sheet...........................................................   14
                  Consolidated Statement of Operations.................................................   16
                  Consolidated Statement of Shareholders' Equity.......................................   17
                  Consolidated Statement of Cash Flows.................................................   18
                  Notes to Consolidated Financial Statements...........................................   19

          (b)  Pro Forma Consolidated Financial Information of Conseco, Inc. and Subsidiaries:
                  Pro Forma Consolidated Balance Sheet as of June 30, 1995.............................   46
                  Pro forma Consolidated Statement of Operations for the six months
                     ended June 30, 1995...............................................................   48
                  Pro forma Consolidated Statement of Operations for the year ended
                     December 31, 1994.................................................................   52
                  Notes to Pro Forma Consolidated Financial Statements.................................   56

          (c)  Exhibit
                  2.1    Agreement and Plan of Merger dated May 19, 1995

                  The Credit Agreement  obtained by Conseco as described in Item
                  2 has been omitted as an exhibit to the Form 8-K,  pursuant to
                  Item  601(b)(4)(iii)  of  Regulation  S-K,  because  the total amount of the Credit  Agreement is less than 10 percent of the total  assets  of the  Registrant  and its  subsidiaries  on a
                  consolidated   basis.  The  Registrant  hereby  undertakes  to
                  furnish  copies  of  such  documents  to the  Commission  upon request.


                                          CONSECO, INC. AND SUBSIDIARIES


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

       On August 31, 1995, Conseco, Inc. ("Conseco" or the "Company") acquired all of the common stock of CCP Insurance, Inc. ("CCP") not owned by Conseco, in a transaction pursuant to which CCP was merged with Conseco, with Conseco being the surviving corporation (the "Merger"). The Merger was consummated pursuant to an Agreement and Plan of Merger dated May 19, 1995 (the "Merger Agreement"). In the Merger, each of the 11.8 million outstanding shares of CCP common stock not owned by Conseco were converted into the right to receive $23.25 in cash. The Merger and the Merger Agreement were approved by holders of a majority of CCP's outstanding shares (other than shares held by the Company) at a special stockholders meeting held on August 25, 1995.

       The Merger and related transactions (including the repayment of the existing $251.0 million revolving credit facility of Conseco) were funded with available cash and net proceeds from a $600.0 million credit facility by and among the Company and several financial institutions (the "Credit Agreement"). The sources and uses of the financing to complete the Merger and related transactions are summarized below (dollars in millions):

               Sources of funds:
                  Credit agreement..................................................  $530.0
                  Cash on hand......................................................     9.7
                                                                                      ------
                     Total sources..................................................  $539.7
                                                                                      ======
               Uses of funds:
                  Purchase of all common equity interest in CCP,
                     not owned by Conseco...........................................  $273.9
                  Settlement of outstanding stock options of CCP....................     5.4
                  Repayment of revolving credit facility of Conseco.................   251.0
                  Debt issuance and other transaction costs.........................     9.4
                                                                                      ------
                     Total uses.....................................................  $539.7
                                                                                      ======

       The Credit Agreement has two tranches. One tranche permits maximum principal borrowings of $350.0 million ("Tranche A") and the other tranche permits maximum principal borrowings of $250.0 million ("Tranche B"). On the Merger date, the Company borrowed $280.0 million under Tranche A and $250.0 million under Tranche B.

       Tranche A and Tranche B borrowings bear interest based on either an offshore rate or a base rate. Offshore rates are equal to the reserve adjusted Interbank Offered Rate plus an applicable margin based on: (i) Conseco's aggregate outstanding bank debt; and (ii) the rating of Conseco's senior notes by Moodys and Standard & Poor's. Such margin varies from .75 percent to 1.75 percent. Base rates are equal to the bank's reference rate plus the offshore rate margin less 1.25 percent (provided such margin is not less than zero). Borrowings under Tranche A and Tranche B bear interest at 7.5 percent through September 29, 1995.

       The principal amounts are payable according to the following schedule (dollars in millions):


                                                      Tranche A                 Tranche B
                                                      ---------                 ---------

                  1998                                 $ 10.0                    $   -
                  1999                                   65.0                     250.0 (a)
                  2000                                   65.0                        -
                  2001                                  140.0                        -
                                                       ------                    ------
                       Total principal amounts         $280.0                    $250.0
                                                       ======                    ======

       (a) The repayment date can be extended for an additional year on each extension date to the year 2001 subject to defined conditions.

Page 4
       Mandatory prepayments are required as follows: (i) from 50 percent of excess cash flow (the excess of amounts that may be payable to the parent company from subsidiaries over dividends, expenses and other cash payments of the parent company); (ii) upon the sale or disposition of any significant assets other than in the ordinary course of business; and (iii) upon the sale or issuance of debt or equity securities of Conseco or any of its subsidiaries. The Credit Agreement is secured by, among other things, pledges of: (i) the capital stock of Conseco's wholly owned subsidiaries; and (ii) capital stock of Bankers Life Holding Corporation owned by Conseco.

                      CONSECO, INC. AND SUBSIDIARIES



     ITEM 7(a).  Financial  Statements and Exhibit

     (a) CCP Insurance, Inc. and Subsidiaries Unaudited Consolidated Financial Statements as of June 30, 1995, and for the six months ended June 30, 1995 and 1994.

Page 6
                                            CCP INSURANCE, INC. AND SUBSIDIARIES

                                                CONSOLIDATED BALANCE SHEET
                                                   (Dollars in millions)

                                                          ASSETS
                                                                                     June 30,         December 31,
                                                                                      1995               1994
                                                                                      ----               ----
                                                                                   (unaudited)         (audited)
Investments:
  Actively managed fixed maturities at fair value (amortized cost:
     1995 - $3,973.3; 1994 - $3,796.1)...........................................   $4,002.0             $3,497.3
  Mortgage loans.................................................................      243.1                251.4
  Credit-tenant loans............................................................      153.3                116.2
  Policy loans...................................................................      136.5                136.4
  Investment in Bankers Life Holding Corporation.................................       25.9                 25.9
  Investment in American Life Group, Inc. .......................................       43.4                 20.1
  Other invested assets..........................................................       65.0                 30.6
  Short-term investments.........................................................      153.9                123.0
  Assets held in separate accounts...............................................      108.9                 91.4
                                                                                    --------             --------

            Total investments....................................................    4,932.0              4,292.3

Accrued investment income........................................................       76.9                 70.1
Reinsurance receivables..........................................................       38.5                 42.6
Income taxes.....................................................................        -                   13.6
Cost of policies purchased.......................................................      189.6                345.2
Cost of policies produced........................................................      118.1                111.9
Goodwill (net of accumulated amortization: 1995 - $9.4; 1994 - $8.4).............       68.9                 69.9
Other assets.....................................................................       12.8                 14.7
                                                                                    ---------           ---------

            Total assets.........................................................   $5,436.8             $4,960.3
                                                                                    ========             ========


                                           LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Insurance liabilities..........................................................  $4,351.7              $4,243.1
  Income tax liabilities.........................................................      59.8                   -
  Investment borrowings..........................................................     185.7                   -
  Other liabilities..............................................................      36.6                  48.1
  Liabilities related to separate accounts.......................................     108.9                  91.4
  Notes payable .................................................................     196.9                 196.8
                                                                                   --------              --------

            Total liabilities....................................................   4,939.6               4,579.4
                                                                                   --------              --------

Shareholders' equity:
  Common stock and additional paid-in capital (no par value, 200,000,000 shares authorized, shares issued and outstanding: 1995 - 23,334,623;
     1994 - 25,543,516)..........................................................     153.3                 197.8
  Unrealized appreciation (depreciation) of securities (net of applicable
     deferred income taxes: 1995 - $6.2; 1994 -($57.9))..........................      29.1                 (96.4)
  Retained earnings..............................................................     314.8                 279.5
                                                                                   --------              --------

            Total shareholders' equity...........................................     497.2                 380.9
                                                                                   --------              --------

            Total liabilities and shareholders' equity...........................  $5,436.8              $4,960.3
                                                                                   ========              ========

               The accompanying notes are an integral part of the
                       consolidated financial statements.


                                           CCP INSURANCE, INC. AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENT OF OPERATIONS
                                       (Dollars in millions, except per share data)
                                                        (unaudited)

                                                                             Three months ended           Six months ended
                                                                                   June 30,                   June 30,
                                                                            ----------------------       ------------------
                                                                              1995          1994         1995          1994
                                                                             ------        ------        ----          ----
Revenues:
   Insurance policy income.............................................      $ 27.8        $ 28.1       $ 54.4       $ 58.2
   Investment activity:
      Net investment income............................................       102.5          92.8        194.8        188.0
      Net trading income ..............................................         3.5           -            3.6          -
      Net realized gains ..............................................        14.4           9.4         14.8         10.9
                                                                             ------        ------       ------       ------

              Total revenues...........................................       148.2         130.3        267.6        257.1
                                                                             ------        ------       ------       ------

Benefits and expenses:
   Insurance policy benefits...........................................        19.5          16.2         38.7         35.1
   Change in future policy benefits....................................          .4            .1         (2.5)        (1.9)
   Interest expense on annuities and financial products................        55.5          51.6        106.3        105.4
   Interest expense on notes payable...................................         5.2           2.3         10.5          5.1
   Interest expense on investment borrowings ..........................         4.5           2.3          5.7          3.9
   Amortization related to operations..................................         9.5           6.3         18.7         13.1
   Amortization related to realized gains..............................         8.1           5.5          8.2          6.4
   Other operating costs and expenses..................................        12.3           9.9         25.2         22.2
                                                                             ------        ------       ------      -------

              Total benefits and expenses..............................       115.0          94.2        210.8        189.3
                                                                             ------        ------       ------      -------

              Income before income taxes and extraordinary charge......        33.2          36.1         56.8         67.8

Income tax expense.....................................................        11.6          13.6         20.5         24.9
                                                                             ------        ------       ------      -------

              Income before extraordinary charge.......................        21.6          22.5         36.3         42.9

Extraordinary charge on extinguishment of debt, net of tax.............        -              -            -            1.3
                                                                             ------        ------       ------      -------

              Net income...............................................      $ 21.6        $ 22.5       $ 36.3      $  41.6
                                                                             ======        ======       ======      =======

Earnings per common share:

   Weighted average shares ............................................  23,335,000    27,988,000   23,405,000   28,386,000
                                                                         ==========    ==========   ==========   ==========

   Earnings before extraordinary charge................................        $.93          $.81        $1.55        $1.52
   Extraordinary charge................................................       -            -             -              .05
                                                                            -------      --------     --------      -------

              Net income...............................................        $.93          $.81        $1.55        $1.47
                                                                               ====          ====        =====        =====

               The accompanying notes are an integral part of the
                       consolidated financial statements.


                                           CCP INSURANCE, INC. AND SUBSIDIARIES

                                      CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                                   (Dollars in millions)
                                                        (unaudited)




                                                                                         Six months ended
                                                                                             June 30,
                                                                                     ----------------------
                                                                                      1995             1994
                                                                                     ------           -----
Common stock and additional paid-in capital:
    Balance, beginning of period................................................     $197.8            $269.6
      Cost of shares acquired...................................................      (44.5)            (34.9)
                                                                                     ------           -------

    Balance, end of period......................................................     $153.3            $234.7
                                                                                     ======            ======

Unrealized appreciation (depreciation) of securities:
    Balance, beginning of period................................................     $(96.4)           $ 70.7
      Change in unrealized appreciation (depreciation)..........................      125.5            (105.4)
                                                                                     ------            ------

    Balance, end of period......................................................     $ 29.1            $(34.7)
                                                                                     ======            ======

Retained earnings:
    Balance, beginning of period................................................     $279.5            $223.6
      Net income ...............................................................       36.3              41.6
      Dividends on common stock.................................................       (1.0)             (1.1)
                                                                                     ------            ------

    Balance, end of period......................................................     $314.8            $264.1
                                                                                     ======            ======

           Total shareholders' equity, end of period............................     $497.2            $464.1
                                                                                     ======            ======


               The accompanying notes are an integral part of the
                       consolidated financial statements.



                                           CCP INSURANCE, INC. AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENT OF CASH FLOWS
                                                   (Dollars in millions)
                                                        (unaudited)

                                                                                          Six months ended
                                                                                              June 30,
                                                                                      ----------------------
                                                                                       1995             1994
                                                                                      ------           -----
Cash flows from operating activities:
    Net income..................................................................    $  36.3           $  41.6
    Adjustments to reconcile net income to net
       cash provided by operating activities:
          Amortization..........................................................       26.9              19.5
          Income taxes..........................................................        9.3              (1.8)
          Interest credited to insurance liabilities............................      106.3             105.4

          Fees charged to insurance liabilities.................................      (20.2)            (22.3)
          Insurance liabilities.................................................      (16.4)             (9.6)
          Accrual and amortization of investment income.........................       (7.3)             (6.7)
          Deferral of cost of policies produced.................................      (36.6)            (11.0)
          Trading account securities............................................        -                18.0
          Other.................................................................       (8.0)             12.0
                                                                                    -------          --------

              Net cash provided by operating activities.........................       90.3             145.1
                                                                                    -------          --------

Cash flows from investing activities:
    Sales ......................................................................      567.8           1,030.2
    Maturities..................................................................       94.2             170.4
    Purchases...................................................................     (867.9)         (1,149.2)
    Other ......................................................................      (32.0)           -
                                                                                    -------          --------

              Net cash provided (used) by investing activities .................     (237.9)             51.4
                                                                                    -------          --------

Cash flows from financing activities:
    Deposits to insurance liabilities...........................................      363.5             156.7
    Investment borrowings.......................................................      185.7             (14.6)
    Withdrawals from insurance liabilities......................................     (325.2)           (285.6)
    Payments on notes payable...................................................        -               (46.7)
    Purchases of Company's common stock.........................................      (44.5)            (34.9)
    Dividends paid on common stock..............................................       (1.0)             (1.1)
                                                                                    -------          --------

              Net cash provided (used) by financing activities..................      178.5            (226.2)
                                                                                    -------          --------

              Net increase (decrease) in short-term investments.................       30.9             (29.7)

Short-term investments, beginning of period.....................................      123.0             209.9
                                                                                    -------           -------

Short-term investments, end of period...........................................   $  153.9          $  180.2
                                                                                   ========          ========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                      CCP INSURANCE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)


       The following notes should be read in conjunction with the notes to consolidated financial statements contained in the 1994 Form 10-K of CCP Insurance, Inc. (the "Company").

       SIGNIFICANT ACCOUNTING POLICIES

       The unaudited consolidated financial statements as of June 30, 1995, and for the three and six months ended June 30, 1995 and 1994, reflect all adjustments, consisting only of normal recurring items, which are necessary to present fairly the Company's financial position and results of operations on a basis consistent with that of the prior audited consolidated financial statements. Certain amounts from the prior period were reclassified to conform to the 1995 presentation.

       ADJUSTMENT TO ACTIVELY MANAGED FIXED MATURITIES

       The Company  classifies  fixed maturity  investments into two categories:
"actively managed" (which are carried at estimated fair value) and "held to maturity" (which are carried at amortized cost). No fixed maturities were classified in the "held to maturity" category in 1995 or 1994. The adjustment to carry actively managed fixed maturity investments at fair value (as described in Note 1 to the consolidated financial statements included in the Company's 1994 Form 10-K) resulted in the following cumulative effects on balance sheet accounts as of June 30, 1995:

                                                                               Adjustment to Carry
                                                                 Balance        Actively Managed
                                                                  before        Fixed Maturities        Reported
                                                                Adjustment        at Fair Value          Amount
                                                                ----------        -------------          ------
                                                                              (Dollars in millions)

Actively managed fixed maturities............................   $3,973.3              $ 28.7            $4,002.0
Investment in American Life Group, Inc.......................       26.2                17.2                43.4
Cost of policies purchased...................................      202.3               (12.7)              189.6
Cost of policies produced....................................      123.3                (5.2)              118.1
Income tax liabilities ......................................       54.1                 5.7                59.8
Unrealized appreciation of securities........................        6.8                22.3                29.1

       REINSURANCE

       The cost of reinsurance ceded for policies containing mortality and morbidity risks, which is deducted from insurance policy income, totaled $19.2 million and $23.4 million in the first six months of 1995 and 1994, respectively. Reinsurance premiums assumed on policies containing mortality risks totaled $1.5 million and $1.8 million in the first six months of 1995 and 1994, respectively. Reinsurance recoveries netted against insurance policy benefits totaled $13.3 million and $17.8 million in the first six months of 1995 and 1994, respectively.

       Certain annuity policies that were sold by Western National Life Insurance Company ("WNL"), a former affiliate of the Company, and subsequently ceded to the Company through a reinsurance agreement, with an accumulated account balance of approximately $73 million at June 30, 1995, are subject to a provision whereby they may be recaptured by WNL. WNL informed the Company in February 1995 that it wished to exercise its option to recapture these policies. This recapture will transpire upon the establishment of a mutually agreed upon value for the business.

       CHANGES IN SHAREHOLDERS' EQUITY

       The Company repurchased approximately 3.5 million shares of its common stock for $71.8 million during 1994 under its common stock repurchase program. In January 1995, the Company announced that this program had been expanded to
6.0 million shares. During the first three months of 1995, approximately 2.2 million additional shares were repurchased by the Company for $44.5 million. No shares were repurchased during the second quarter of 1995 and the Company currently has no plans to repurchase additional shares.

                      CCP INSURANCE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)



       RELATED PARTY TRANSACTIONS

       The Company's day-to-day operations are administered by subsidiaries of Conseco, Inc. ("Conseco") pursuant to management and service agreements. Total fees incurred by the Company under such agreements were $19.5 million and $18.5 million for the first six months of 1995 and 1994, respectively.

       The Company collected premiums of $1.4 million and $1.7 million in the first six months of 1995 and 1994, respectively, from guaranteed investment contracts issued as investment options for qualified retirement plans maintained by Conseco. Such premiums were recorded as deposits to insurance liability accounts.

       On June 28, 1995, Conseco borrowed $32 million from the Company in exchange for a promissory note which bears interest at 6.4 percent and is due on December 28, 1995. The note is classified as an other invested asset.

       The Company is a limited partner in Conseco Capital Partners II, L.P. ("Partnership II"), a partnership formed by Conseco in 1994 to invest in privately negotiated acquisitions of specialized annuity, life and accident and health insurance companies and related businesses. Partnership II received capital commitments of $624 million, which included a $25 million capital commitment by the Company. The Company funded $1.9 million of its commitment in connection with Partnership II's acquisition of American Life Group, Inc. "American Life" (formerly The Statesman Group, Inc. prior to its name change in August 1995) in September 1994; therefore, it has a remaining commitment of $23.1 million.

       PROPOSED MERGER

       On May 21, 1995, the Company and Conseco announced a definitive merger agreement under which Conseco would acquire the outstanding shares of the Company that Conseco does not already own for $23.25 per share in cash. In the transaction, the Company would be merged into Conseco, with Conseco being the surviving corporation. The terms of the agreement were approved unanimously by a special committee of the Company's independent directors. The special committee received an opinion from the investment banking firm serving as its financial advisor to the effect that the consideration to be received by the non-Conseco stockholders of the Company is fair to such holders from a financial point of view. The transaction requires the approval of holders of a majority of the Company's outstanding shares (excluding shares held by Conseco) present in person or represented by proxy at a special stockholders' meeting scheduled for August 25, 1995. A definitive proxy statement for the special meeting dated August 1, 1995 was first mailed to stockholders on or about August 2, 1995. On August 1, 1995, Conseco owned 11,555,581 of the Company's common shares, or approximately 49.5 percent of the common stock outstanding on that date.

                         CONSECO, INC. AND SUBSIDIARIES



ITEM 7(a).     Financial Statements and Exhibit, continued

               (a), continued

                    CCP Insurance, Inc. and Subsidiaries Audited Consolidated Financial Statements as of December 31, 1994 and 1993, and for each of the three years ended December 31, 1994.

Page 13
                        REPORT OF INDEPENDENT ACCOUNTANTS





To the Board of Directors
    and Shareholders
    CCP Insurance, Inc.


       We have audited the accompanying consolidated balance sheet of CCP Insurance, Inc. and Subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CCP Insurance, Inc. and Subsidiaries as of December 31, 1994 and 1993, and the consolidated results of their operations and their cash flows for each of the three years ended December 31, 1994, in conformity with generally accepted accounting principles.




                                      COOPERS & LYBRAND L.L.P.

Indianapolis, Indiana
March 6, 1995

Page 14
                                          CCP INSURANCE, INC. AND SUBSIDIARIES

                                                CONSOLIDATED BALANCE SHEET
                                                December 31, 1994 and 1993
                                                   (Dollars in millions)


                                                          ASSETS


                                                                              1994                      1993
                                                                              ----                      ----
Investments:
    Actively managed fixed maturities at fair value
      (amortized cost:  1994 - $3,796.1; 1993 - $3,780.2)..............     $3,497.3                 $3,963.0
    Mortgage loans.....................................................        251.4                    305.1
    Credit-tenant loans................................................        116.2                     87.1
    Policy loans.......................................................        136.4                    137.3
    Investment in Bankers Life Holding Corporation.....................         25.9                     29.3
    Investment in The Statesman Group, Inc.............................         20.1                      -
    Other invested assets..............................................         30.6                     35.3
    Trading account securities.........................................          -                       25.8
    Short-term investments.............................................        123.0                    209.9
    Assets held in separate accounts...................................         91.4                     79.7
                                                                            --------                ---------

         Total investments.............................................      4,292.3                  4,872.5

Accrued investment income..............................................         70.1                     71.6
Reinsurance receivables................................................         42.6                     44.4
Income taxes...........................................................         13.6                      -
Cost of policies purchased.............................................        345.2                    175.5
Cost of policies produced..............................................        111.9                     42.3
Goodwill (net of accumulated amortization:
    1994 - $8.4; 1993 - $6.4)..........................................         69.9                     71.9
Other assets...........................................................         14.7                     19.9
                                                                            --------                ---------

         Total assets..................................................     $4,960.3                 $5,298.1
                                                                            ========                 ========













                            (continued on next page)

               The accompanying notes are an integral part of the
                       consolidated financial statements.


                     CCP INSURANCE, INC. AND SUBSIDIARIES


                     CONSOLIDATED BALANCE SHEET (continued)
                           December 31, 1994 and 1993
                              (Dollars in millions)


                      LIABILITIES AND SHAREHOLDERS' EQUITY



                                                                              1994                      1993
                                                                              ----                      ----
Liabilities:
    Insurance liabilities..............................................     $4,243.1                 $4,233.3
    Income tax liabilities.............................................         -                        86.0
    Investment borrowings..............................................         -                       134.1
    Other liabilities..................................................         48.1                     27.6
    Liabilities related to separate accounts...........................         91.4                     79.7
    Notes payable......................................................        196.8                    173.5
                                                                            --------                 --------

         Total liabilities.............................................      4,579.4                  4,734.2
                                                                            --------                 --------


Shareholders' equity:
    Common stock and additional paid-in capital (no par
      value, 200,000,000 shares authorized, shares issued
      and outstanding: 1994 - 25,543,516; 1993 - 29,049,968)...........        197.8                    269.6
    Unrealized appreciation (depreciation) of securities
      (net of applicable deferred income taxes:
      1994 - $(57.9); 1993 - $36.4)....................................        (96.4)                    70.7
    Retained earnings .................................................        279.5                    223.6
                                                                            --------                 --------

         Total shareholders' equity....................................        380.9                    563.9
                                                                            --------                 --------

         Total liabilities and shareholders' equity....................     $4,960.3                 $5,298.1
                                                                            ========                 ========



               The accompanying notes are an integral part of the
                       consolidated financial statements.


                     CCP INSURANCE, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
              for the years ended December 31, 1994, 1993 and 1992
                  (Dollars in millions, except per share data)

                                                                       1994            1993             1992
                                                                       ----            ----             ----
Revenues:
     Insurance policy income....................................      $114.5          $127.8           $139.5
     Investment activity:
       Net investment income....................................       367.8           412.9            380.4
       Net trading income (losses)..............................         (.9)           24.3             15.6
       Net realized gains ......................................         2.9            55.8             63.5
     Equity in earnings of Bankers Life Holding Corporation.....        -                1.2               .7
     Gain on sale of stock by Bankers Life
       Holding Corporation   ...................................        -               10.5             -
                                                                     -------         -------           ------

           Total revenues    ...................................       484.3           632.5            599.7
                                                                     -------         -------          -------

Benefits and expenses:
     Insurance policy benefits..................................        75.7            77.6             75.2
     Change in future policy benefits...........................          .1             (.6)             1.9
     Interest expense on annuities and financial products.......       208.6           243.5            251.1
     Interest expense on long-term debt.........................        10.7            16.1             26.1
     Interest expense on investment borrowings..................         5.2             4.4              2.3
     Amortization related to operations.........................        25.3            29.4             23.2
     Amortization related to realized gains.....................         3.7            36.4             45.9
     Other operating costs and expenses.........................        54.6            52.2             55.1
                                                                      ------          ------           ------

           Total benefits and expenses..........................       383.9           459.0            480.8
                                                                      ------          ------           ------

           Income before income taxes
              and extraordinary charge..........................       100.4           173.5            118.9

Income tax expense..............................................        37.4            65.9             42.0
                                                                      ------          ------           ------

           Income before extraordinary charge ..................        63.0           107.6             76.9

Extraordinary charge on extinguishment of
     debt, net of tax...........................................         4.9            -                 8.8
                                                                      ------          -------          ------

           Net income                                                   58.1           107.6             68.1

Less preferred stock dividends..................................       -                -                 3.8
                                                                     -------          -------          ------

           Earnings applicable to common stock..................       $58.1          $107.6           $ 64.3
                                                                       =====          ======           ======

Earnings per common share and common equivalent share:

     Weighted average shares ...................................  27,656,000      26,779,000       20,784,000
     Earnings before extraordinary charge.......................       $2.28           $4.02            $3.52
     Extraordinary charge.......................................         .18           -                  .43
                                                                      ------      ----------         --------

           Net income ..........................................       $2.10           $4.02            $3.09
                                                                       =====           =====            =====


               The accompanying notes are an integral part of the
                       consolidated financial statements.


Page 17

                      CCP INSURANCE, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                     for the years ended December 31, 1994,
                                  1993 and 1992
                              (Dollars in millions)



                                                                    1994               1993             1992
                                                                    ----               ----             ----
Preferred stock:
    Balance, beginning of period..............................     $   -             $   -             $   49.2
      Dividends paid-in-kind of 15% Series C preferred stock           -                 -                  2.2
      Redemption of preferred stock ..........................         -                 -                (51.4)
                                                                  --------           -------           --------

    Balance, end of period....................................     $   -             $   -             $    -
                                                                   =======           ========          ========

Common stock and additional paid-in capital:
    Balance, beginning of period..............................      $269.6             $188.7           $  56.7
      Cost of shares acquired.................................       (71.8)              -                  -
      Issuance of common stock and warrants...................        -                  80.9             132.0
                                                                    ------            -------           -------

    Balance, end of period....................................      $197.8             $269.6            $188.7
                                                                    ======             ======            ======

Unrealized appreciation (depreciation) of securities:.........
    Balance, beginning of period..............................     $  70.7            $  27.0          $    9.2
      Change in unrealized appreciation (depreciation)........      (167.1)              43.7              17.8
                                                                   -------             ------           -------

    Balance, end of period....................................     $ (96.4)           $  70.7           $  27.0
                                                                   =======            =======           =======

Retained earnings:
    Balance, beginning of period..............................      $223.6             $118.1           $  54.8
      Net income..............................................        58.1              107.6              68.1
      Dividends on common stock...............................        (2.2)              (2.1)             (1.0)
      Dividends on preferred stock............................       -                 -                   (3.8)
                                                                   -------            -------           -------

    Balance, end of period....................................      $279.5             $223.6            $118.1
                                                                    ======             ======            ======

           Total shareholders' equity, end of period..........      $380.9             $563.9            $333.8
                                                                    ======             ======            ======








               The accompanying notes are an integral part of the
                       consolidated financial statements.


Page 18


                      CCP INSURANCE, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                  for the years ended December 31, 1994, 1993
                                    and 1992
                             (Dollars in millions)

                                                                          1994             1993           1992
                                                                          ----             ----           ----

Cash flows from operating activities:
    Net income.......................................................    $ 58.1         $  107.6         $  68.1
    Adjustments to reconcile net income to net.......................
      cash provided by operating activities:
      Amortization...................................................      29.0             65.8            69.1
      Income taxes...................................................      (5.4)             3.8             3.3
      Interest credited to insurance liabilities.....................     208.6            243.5           251.1
      Fees charged to insurance liabilities..........................     (43.1)           (45.3)          (57.5)
      Insurance liabilities..........................................      (2.3)           (29.6)           36.8
      Accrual and amortization of investment income..................       (.7)           (10.9)          (26.1)
      Deferral of cost of policies produced  ........................     (37.3)           (25.0)          (32.8)
      Equity in earnings of Bankers Life Holding Corporation.........       -               (1.2)            (.7)
      Gain on sale of stock by Bankers Life Holding Corporation......       -              (10.5)            -
      Trading account securities.....................................      25.8             94.6           147.7
      Other   .......................................................      35.7             (4.9)           (4.6)
                                                                        -------         --------        --------

           Net cash provided by operating activities.................     268.4            387.9           454.4
                                                                        -------         --------        --------

Cash flows from investing activities:
    Sales ...........................................................   1,236.1          2,068.5         1,327.8
    Maturities.......................................................     259.8            558.8           413.0
    Purchases........................................................  (1,505.5)        (3,015.4)       (2,370.2)
                                                                       --------         --------        ---------

           Net cash used by investing activities ....................      (9.6)          (388.1)         (629.4)
                                                                       --------         --------        --------

Cash flows from financing activities:
    Deposits to insurance liabilities................................     450.7            368.5           539.4
    Investment borrowings............................................    (134.1)           134.1          -
    Issuance of debt securities, net.................................     196.8           -                192.6
    Issuance of common stock, net....................................      -                80.9           111.2
    Withdrawals from insurance liabilities...........................    (605.0)          (459.2)         (404.3)
    Payments on long-term debt.......................................    (180.1)           (62.3)         (307.0)
    Purchases of Company's common stock..............................     (71.8)           -                -
    Redemption of preferred stock....................................      -               -               (34.1)
    Dividends paid on common stock...................................      (2.2)            (2.1)            (.5)
    Dividends paid on preferred stock................................      -               -                (2.2)
                                                                        --------        --------        --------

         Net cash provided (used) by financing activities............    (345.7)            59.9            95.1
                                                                        --------        --------        --------

           Net increase (decrease) in short-term investments.........     (86.9)            59.7           (79.9)

Short-term investments, beginning of period..........................     209.9            150.2           230.1
                                                                        -------         --------        --------

Short-term investments, end of period................................   $ 123.0         $  209.9        $  150.2
                                                                        =======         ========        ========



               The accompanying notes are an integral part of the
                       consolidated financial statements.


Page 19
                      CCP INSURANCE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



       1. SIGNIFICANT ACCOUNTING POLICIES:

       Organization and Basis of Presentation

       CCP Insurance, Inc. (the "Company") was formed in April 1992 by Conseco Capital Partners, L.P. (the "Partnership") as an Indiana corporation to be the holding company for the insurance companies previously acquired by the
Partnership: Great American Reserve Insurance Company ("Great American Reserve"), Jefferson National Life Insurance Company ("Jefferson National") and Beneficial Standard Life Insurance Company ("Beneficial Standard"). The Partnership was organized in 1990 as a Delaware limited partnership by Conseco, Inc. ("Conseco") to extend its activities of acquiring and operating life insurance companies and related businesses. Conseco, through its subsidiaries, was a 50 percent owner and sole general partner of the Partnership. Great American Reserve, Jefferson National and Beneficial Standard were purchased by majority-owned subsidiaries of the Partnership as of June 30, 1990, October 31, 1990 and March 31, 1991, respectively. Jefferson National was merged into Great American Reserve on December 31, 1994.

       In July 1992, the Company: (i) completed an initial public offering of its common stock receiving net proceeds of $111.2 million; (ii) executed a senior loan agreement for $200 million; and (iii) completed certain recapitalization and related transactions. Including overallotment shares purchased by the underwriters, the Company issued 8,010,700 shares in the offering, representing a 31 percent ownership interest in the Company's outstanding common stock. The remaining common shares were held by Conseco (36 percent) and others who exchanged their equity and debt investments in the Partnership and its former subsidiaries for shares of the Company's common stock.

       The exchange of the equity and debt of the Partnership and its former subsidiaries for the Company's common stock was accounted for in the consolidated financial statements of the Company similarly to a pooling of interests. The assets, liabilities and shareholders' equity of the Company and its subsidiaries were combined at their prior carrying values; the results of operations have been reported as if the exchange had occurred at the beginning of the periods presented.

       In September 1993, CCP completed a public offering of 9,545,000 shares of its common stock. The offering included 3,039,268 shares sold by the Company and 6,505,732 shares sold by certain selling shareholders. Net proceeds of $80.9 million from the shares sold by the Company were added to the Company's general funds. In a separate transaction also completed in September 1993, Conseco purchased 2.0 million additional shares of the Company's common stock from the same selling shareholders.

       In December 1994, CCP completed a public  offering of $200 million of its
10.5 percent senior notes due in 2004. Net proceeds of $196.8 million from the sale of the notes were used to retire the Company's senior loan and for other general corporate purposes, including the repurchase of shares of its common stock under a program initiated in February 1994. During 1994, the Company repurchased 3,507,400 shares of its common stock. On December 31, 1994, Conseco owned 11,555,581 shares of CCP, or approximately 45.2 percent, of the common stock outstanding.

       The consolidated financial statements include CCP Insurance, Inc. and its wholly owned subsidiaries. All acquisitions were accounted for as purchases and are reflected in operations as of their effective dates. The costs to acquire Great American Reserve, Jefferson National and Beneficial Standard were allocated to the assets and liabilities purchased based on their fair values on the date of acquisition. Intercompany transactions among the Company's subsidiaries have been eliminated. Certain amounts from prior periods were reclassified to conform to the 1994 presentation.

       Investments

       Fixed maturity investments are securities that mature more than one year after they are issued and include bonds, notes receivable and preferred stocks with mandatory redemption features. Effective December 31, 1993, the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), and accordingly, classifies its fixed maturity and equity securities into the following three categories:

       - Actively managed fixed maturity securities are securities that may be sold prior to maturity due to changes that might occur in market interest rates, changes in a security's prepayment risk, the management of income tax position, general liquidity needs, an increase in loan demand, the need to increase regulatory capital, changes in foreign currency risk, or similar

Page 20
          factors. Actively managed securities are carried at fair value and the unrealized gain or loss is recorded to shareholders' equity, net of tax and the related adjustments described below.

       - Trading account securities are fixed maturity and equity securities that are bought and held principally for the purpose of selling them in the near term. Trading account securities are carried at estimated fair value and the unrealized gain or loss is included as a component of net trading income. No trading account securities were held at December 31, 1994.

       - All other fixed maturity securities are those securities which the Company has the ability and positive intent to hold to maturity, and are carried at amortized cost. The Company may dispose of such securities under certain unforeseen circumstances, such as issuer credit deterioration or regulatory requirements. No fixed maturities were held in this category during 1994 or 1993.

       The above categories for classifying fixed maturity and equity securities are consistent with the Company's policy prior to adoption of SFAS 115, with one exception, that net unrealized gains and losses on trading account securities, which had previously been recorded as an adjustment net of tax to shareholders' equity, are now recognized as trading income under the provisions of SFAS 115. At December 31, 1993, the net unrealized loss on trading account securities recorded in trading income as a result of adopting SFAS 115 was immaterial.

       Anticipated returns, including realized gains and losses, from the investment of policyholder balances are considered in determining the amortization of the cost of policies purchased and the cost of policies produced. When actively managed fixed maturity securities are stated at fair value, an adjustment is made to the cost of policies purchased and the cost of policies produced equal to the change in cumulative amortization that would have been recorded if such securities had been sold at their fair value and the proceeds reinvested at current yields. Furthermore, if future yields expected to be earned on such securities decline, it may be necessary to increase certain insurance liabilities. Adjustments to such liabilities are required when their balances, in addition to future net cash flows including investment income, are insufficient to cover future benefits and expenses. No such adjustments to insurance liabilities were required in 1994 or 1993.

       Unrealized gains and losses and the related adjustments described in the preceding paragraph have no effect on earnings, but are recorded, net of tax, to shareholders' equity. The following table summarizes the effect of these adjustments as of December 31, 1994.

                                                                                     Adjustment to Carry
                                                                                      Actively Managed
                                                                    Balance            Fixed Maturities           Reported
                                                               before Adjustment         at Fair Value             Amount
                                                               -----------------         -------------             ------
                                                                                   (Dollars in millions)
Actively managed fixed maturities.........................        $3,796.1                 $(298.8)               $3,497.3
Cost of policies purchased................................           219.2                   126.0                   345.2
Cost of policies produced.................................            95.6                    16.3                   111.9
Income tax asset (liability)..............................           (43.7)                   57.3                    13.6
Unrealized appreciation (depreciation) of securities......             2.8                   (99.2)                  (96.4)

       Effective December 31, 1993, when the Company recognizes changes in conditions that cause a fixed maturity investment to be transferred to a different category (e.g., actively managed, held to maturity or trading), the security is transferred to the new category at its fair value at the date of the transfer. At the date of transfer, the security's unrealized gain or loss, which was immaterial for 1994, is accounted for as follows:

- For transfers to the trading category, the unrealized gain or loss is recognized in earnings;

- For transfers from the trading category, the unrealized gain or loss already recognized in earnings is not reversed;

- For transfers to actively managed from held to maturity, the unrealized gain or loss is recognized in shareholders' equity; and

Page 21
- For transfers to held maturity from actively managed, the unrealized gain or loss at the date of transfer continues to be reported in shareholders' equity, but is amortized over the remaining life of the security as a yield adjustment.

       Prior to adopting SFAS 115, the fixed maturity investments were transferred to the new category at the lower of cost or fair value at the date of transfer. Unrealized losses were recognized upon such transfers; unrealized gains were deferred until the final disposition of the securities. Transfers between categories in 1993 and 1992 and the resulting impact on earnings were immaterial.

       Credit-tenant loans are commercial mortgage loans which require: (i) the lease of the principal tenant to be assigned to the Company and to produce adequate cash flow to fund substantially all the requirements of the loan, and
(ii) the principal tenant or the guarantor of such tenant's obligations to have an investment-grade credit rating at the time of origination of the loan. These loans are also secured by the value of the related property. The underwriting guidelines consider such factors as: (i) the terms of the lease on the property;
(ii) the  borrower's  financial  soundness  and  management  ability,  including business experience and property management capabilities, and (iii) such economic, demographic or other factors that may affect the income generated by the property or its value. The underwriting guidelines also require a loan-to-value ratio of 75 percent or less.

       Mortgage and credit-tenant loans are stated at amortized cost. Policy loans are stated at their current unpaid principal balances. Other invested assets are accounted for using the equity method (principally investments in unconsolidated operating limited partnerships) or in accordance with SFAS 115 (principally investments in unconsolidated limited partnerships which invest solely in debt or equity securities). Short-term investments include commercial paper, invested cash and other investments purchased with maturities less than three months and are carried at amortized cost, which approximates estimated fair value. The Company considers all short-term investments to be cash equivalents.

       Fees received and costs incurred in connection with the origination of investments, principally mortgages and credit-tenant loans, are deferred. Fees, costs, discounts and premiums are amortized as yield adjustments over the contractual life of the investments. Anticipated prepayments on mortgage-backed securities are taken into consideration in determining estimated future yields on such securities.

       As part of its investment strategy, the Company enters into reverse repurchase agreements and dollar roll transactions to increase its return on investments and increase liquidity. These transactions are accounted for as collateral borrowings, where the amount borrowed is equal to the sales price of the underlying securities.

       The specific identification method is used to account for the disposition of investments. The differences between sale proceeds and carrying values are reported as gains and losses on investments, or as adjustments to investment income if the proceeds are prepayments by issuers prior to maturity.

       The Company regularly evaluates mortgage loans, credit-tenant loans and other securities based on current economic conditions, past credit loss experience and other circumstances of the investee. Impaired loans are revalued at the present value of expected cash flows discounted at the loan's effective interest rate when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the agreement. A decline in a security's net realizable value that is other than temporary is treated as a realized loss and the cost basis of the security is reduced to its estimated fair value. The Company accrues interest thereafter on the net carrying amount of impaired loans.

       Separate Accounts

       Separate accounts represent funds for which investment income and gains or losses accrue directly to certain policyholders. The assets of these accounts are legally segregated and are not subject to the claims which may arise out of any other business of the Company. Separate account assets are reported at market value since the underlying investment risks are assumed by the contract owners. The related liabilities are recorded at amounts equal to the underlying assets and the fair value of those liabilities is equal to their carrying amount.

Page 22
       Cost of Policies Purchased

       The cost of policies purchased represents the portion of the cost to acquire a subsidiary that is attributable to the right to receive future cash flows from insurance contracts existing at the date of acquisition of the subsidiary. The value of the cost of policies purchased is the actuarially determined present value of the projected future cash flows from the acquired policies.

       The method used by the Company to value the cost of policies purchased is consistent with the valuation methods used most commonly to value blocks of insurance business, which is also consistent with the basic methodology generally used to value assets. The method used by the Company is summarized as follows:

       -  Identify the expected future cash flows from the blocks of business.

       - Identify the risks inherent in realizing those cash flows (i.e., the probability that the cash flows will be realized).

       - Identify the rate of return that the Company believes it must earn in order to accept the risks inherent in realizing the cash flows, based on consideration of the factors summarized below.

       - Determine the value of the policies purchased by discounting the expected future cash flows by the Company's required discount rate.

       Expected future cash flows used in determining such value are based on actuarially determined projections of future premium collections, mortality, surrenders, benefit payments, operating expenses, changes in insurance liabilities, investment yields on the assets held to back the policy liabilities and other factors. These projections take into account all factors known or expected at the valuation date based on the collective judgment of the management of the Company. Actual experience on purchased business may vary from projections due to differences in renewal premiums collected, investment spread, investment gains or losses, mortality and morbidity costs and other factors.

       The discount rate used to determine the value of the cost of policies purchased is the rate of return required in order for the Company to invest in the business being acquired. In determining the rate of return to be used by the Company, the following factors are considered:

       -  The  magnitude  of the risks  associated  with  each of the  actuarial
          assumptions  used  in  determining   expected  future  cash  flows  as
          described in the preceding paragraphs.

       -  The cost of capital to fund the acquisition.

       - The perceived likelihood of changes in projected future cash flows that might occur if there are changes in insurance regulations and tax laws.

       - The compatibility with other activities that may favorably affect future cash flows.

       -  The complexity of the acquired company.

       - Recent purchase prices (i.e., discount rates used in determining valuations) on similar blocks of business.

       After the cost of policies purchased is determined using the methods described above, the amount is amortized based on the incidence of the expected cash flows. For each of the Company's subsidiaries, the asset is amortized with interest at the same rate used to determine the discounted value of the asset.

       To the extent that past or future experience on purchased business varies from projections due to differences in renewal premiums collected, investment spread, investment gains or losses, mortality and morbidity costs and other factors, amortization of

Page 23
the cost of policies purchased is adjusted. For example, sales of fixed maturity investments that result in a gain (or loss), but also reduce (or increase) the future investment spread because the sale proceeds are reinvested at a lower (or higher) earnings rate, may cause amortization to increase (or decrease) reflecting the change in the incidence of cash flows. Amortization is also adjusted for the current and future years to reflect: (i) the revised estimate of future cash flows, and (ii) the revised interest rate (but not greater than the rate initially used and not lower than the rate of interest earned on invested assets) at which the discounted present value of such expected future profits equals the unamortized asset balance.

       Recoverability of the cost of policies purchased is evaluated annually by comparing the current estimate of expected future cash flows (discounted at the rate of interest earned on invested assets) to the unamortized asset balance by line of insurance business. If such current estimate indicates that the existing insurance liabilities, together with the present value of future net cash flows from the blocks of business purchased, will not be sufficient to recover the cost of policies purchased, the difference is charged to expense.

       Cost of Policies Produced

       Costs of producing new business (primarily commissions and certain costs of policy issuance and underwriting, net of fees charged to the policy), which vary with and are primarily related to the production of new business, are deferred to the extent recoverable from future profits. Such costs are amortized with interest as follows:

       - For universal life-type contracts and investment-type contracts, in relation to the present value of expected gross profits from these contracts, discounted using the interest rate credited to the policy.

       - For immediate annuities with mortality risks, in relation to the present value of benefits to be paid.

       - For traditional life and accident and health products, in relation to future anticipated premium revenue using the same assumptions that are used in calculating the insurance liabilities.

       Recoverability of the unamortized balance of the cost of policies produced is evaluated at least annually. For universal life-type contracts and investment-type contracts, the accumulated amortization is adjusted (whether an increase or a decrease) whenever there is a material change in the incidence of the estimated gross profits expected over the life of a block of business in order to maintain a constant relationship between cumulative amortization and the present value (discounted at the rate of interest that accrues to the policies) of expected gross profits. For most other contracts, the unamortized asset balance is reduced by a charge to income only when the present value of future cash flows, net of policy liabilities, is not sufficient to cover such asset balance.

       Goodwill

       The excess of the cost to acquire purchased companies over the net assets acquired is recorded as goodwill and is amortized on the straight-line basis over a 40-year period. The Company continually monitors the value of its goodwill based upon estimates of future earnings. If it determines that goodwill has been impaired, the carrying value is reduced and charged to expense (no such changes have been made).

     Insurance  Liabilities

     Recognition of Insurance Policy Income and Related Benefits and Expenses Reserves for universal life-type and investment-type contracts are based on the contract account balance, if future benefit payments in excess of the account balance are not guaranteed, or on the present value of future benefit payments when such payments are guaranteed. Additions to insurance liabilities for universal life-type contracts are made if future cash flows including investment income are insufficient to cover future benefits and expenses.

       Premium deposits and benefit payments are recorded as increases or decreases in a liability account rather than as revenue and expense for investment contracts without mortality risk (such as deferred annuities and immediate annuities with benefits paid only for a period certain) and for contracts that permit the Company or the insured to make changes in the contract terms (such as single- premium whole life and universal life). Amounts charged against the liability account for the cost of insurance, policy administration and surrender penalties are recorded as revenues. Interest credited to the liability account and benefit payments made in excess of the contract liability account balance are charged to expense.

     Reserves for traditional and limited-payment contracts are generally calculated using the net level premium method and

Page 24
assumptions as to investment yields, mortality, withdrawals and dividends. The assumptions are based on projections of past experience and include provisions for possible adverse deviation. These assumptions are made at the time the contract is issued or, in the case of contracts acquired by purchase, at the purchase date.

       Premiums are recognized as income when due for traditional insurance contracts or, for short duration contracts, over the period to which the premiums relate. Benefits and expenses are recognized as a level percentage of earned premiums. Such recognition is accomplished through the provision for future policy benefits and the amortization of cost of policies produced.

       For contracts with mortality risk, but with premiums paid for only a limited period (such as single-premium immediate annuities with benefits paid for the life of the annuitant), the accounting treatment is similar to traditional contracts. However, the excess of the gross premium over the net premium is deferred and recognized in relation to the present value of expected future benefit payments (when accounting for annuity contracts) or in relation to insurance in force (when accounting for life insurance contracts).

       Liabilities for incurred claims are determined using historical experience and published tables for disabled lives and represent an estimate of the present value of the remaining ultimate net cost of all reported and unreported claims. Management believes these estimates are adequate. Such estimates are periodically reviewed and any adjustments are reflected in current operations.

       The liability for future policy benefits for accident and health policies consists of active life reserves and the estimated present value of the remaining ultimate net cost of incurred claims. The active life reserves include unearned premiums and additional reserves. The additional reserves are computed on the net level premium method using assumptions for future investment yield, mortality and morbidity experience. The assumptions are based on projections of past experience and reflect provisions for possible adverse deviation.

       The amount of dividends to be paid on participating policies (which are not significant) is determined annually by the Company. The portion of the earnings allocated to participating policyholders is recorded as an insurance liability.

       Reinsurance

       In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of the benefits paid by ceding insurance to other insurance enterprises or reinsurers under excess coverage and coinsurance contracts. The Company has set its retention limits for acceptance of risk on life insurance policies at various levels up to $.5 million.

       Assets and liabilities related to insurance contracts are reported before the effects of reinsurance. Reinsurance receivables and prepaid reinsurance premiums (including amounts related to insurance liabilities) are reported as assets. Estimated reinsurance receivables are recognized in a manner consistent with the liabilities related to the underlying reinsured contracts. Such amounts have been presented in accordance with Statement of Financial Accounting Standards No. 113, "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts."

       Income Taxes

       Income tax expense includes deferred taxes arising from temporary differences between the tax and financial reporting basis of assets and liabilities. Additionally, this liability method of accounting for income taxes requires the effect of a tax rate change on accumulated deferred income taxes to be reflected in income in the period in which the change is enacted.

       Earnings Per Share

       Primary net income per share is computed by dividing earnings, less preferred dividend requirements, by the weighted average number of common and common equivalent shares outstanding for the year. Equivalent shares were computed for 1992 based on the number of shares of the Company's common stock exchanged for the common stock and warrants of the former life subsidiaries of the Partnership, which now comprise the operating subsidiaries of the Company. Dilution related to stock options is not considered because it is immaterial. There is no difference between primary and fully-diluted earnings per share.

Page 25
       Fair Values of Financial Instruments

       The following methods and assumptions were used by the Company in determining estimated fair values of financial instruments:

       Investment securities: The estimated fair values for fixed maturity securities (including redeemable preferred stocks) are based on quoted market prices, where available. For fixed maturity securities not actively traded, the estimated fair values are determined using values obtained from independent pricing services or, in the case of private placements, by discounting expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the investments. The estimated fair values for trading account securities are based on quoted market prices.

       Short-term investments: The estimated fair values for short-term investments are based on quoted market prices. The carrying amount reported in the consolidated balance sheet for these instruments approximates their estimated fair value.

       Mortgage loans, credit-tenant loans and policy loans: The estimated fair values of these loans are determined by discounting future expected cash flows using interest rates currently being offered for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations.

       Other invested assets: The estimated fair values of other invested assets are determined using quoted market prices for similar instruments or, for an insignificant portion for which quoted market prices are not available, are assumed to be equal to the carrying amount.

       Insurance liabilities for investment contracts: The estimated fair values of the Company's liabilities under investment-type insurance contracts are determined using discounted cash flow calculations based on interest rates currently being offered for similar contracts with maturities consistent with those remaining for the contracts being valued.

       Investment borrowings: Due to the short-term nature of these borrowings (terms generally less than 30 days), estimated fair values are assumed to approximate the carrying (face) amount reported in the consolidated balance sheet.

       Notes payable: The estimated fair values of the Company's notes payable are determined using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

Page 26
       The estimated fair values of the Company's financial instruments were as follows:

                                                                         1994                           1993
                                                                 -----------------------    ----------------------
                                                                  Carrying        Fair       Carrying        Fair
                                                                   Amount         Value       Amount         Value
                                                                   ------         -----       ------         -----
                                                                                  (Dollars in millions)
    Financial assets issued for purposes other than trading:
          Actively managed fixed maturities..................     $3,497.3      $3,497.3     $3,963.0       $3,963.0
          Mortgage loans.....................................        251.4         258.2        305.1          338.9
          Credit-tenant loans................................        116.2         101.1         87.1           87.1
          Policy loans.......................................        136.4         136.4        137.3          137.3
          Other invested assets..............................         30.6          30.6         35.3           35.3
          Short-term investments.............................        123.0         123.0        209.9          209.9

    Trading account securities...............................       -              -             25.8           25.8

    Financial liabilities issued for purposes other than trading:
          Insurance liabilities for investment contracts <F1>.     3,344.1       3,344.1      3,339.0        3,339.0
          Investment borrowings..............................       -              -            134.1          134.1
          Notes payable-senior unsecured notes...............        196.8         199.3        -              -
          Notes payable-senior secured note..................       -              -            162.2          166.7
          Notes payable-unsecured note related to
             Jefferson National acquisition..................       -              -             11.3           13.4


       <F1>The estimated fair value of the liabilities for investment  contracts was approximately equal to its carrying value at December 31, 1994 and 1993, because interest rates credited on the vast majority of account balances approximate current rates paid on similar investments and are not generally guaranteed beyond one year. Fair values for the Company's insurance liabilities other than those for investment contracts are not required to be disclosed. However, the estimated fair values of liabilities for all insurance contracts are taken into consideration in the Company's overall management of interest rate risk, which minimizes exposure to changing interest rates through the matching of investment maturities with amounts due under insurance contracts.

Page 27
       2.  INVESTMENTS:

       At December 31, 1994, the amortized cost and estimated fair (carrying) value of actively managed fixed maturities were as follows:

                                                                                               Estimated
                                                                     Gross         Gross         Fair
                                                     Amortized    Unrealized    Unrealized    (Carrying)
                                                       Cost          Gains        Losses         Value
                                                       ----          -----        ------         ----
                                                                      (Dollars in millions)
United States Treasury securities
    and obligations of
    United States government
    corporations and agencies..................    $     63.2     $    .2      $    4.6      $     58.8
Obligations of states and .....................
    political subdivisions.....................          41.8         -             3.3            38.5
Debt securities issued
    by foreign governments.....................            .4         -             -                .4
Public utility securities......................         874.2         7.0          86.7           794.5
Other corporate securities.....................       1,504.1         8.9         115.8         1,397.2
Mortgage-backed securities.....................       1,312.4         5.8         110.3         1,207.9
                                                    ---------    --------       -------       ---------

             Total.............................      $3,796.1       $21.9        $320.7        $3,497.3
                                                     ========       =====        ======        ========


       At December 31, 1993, the amortized cost and estimated fair (carrying) value of actively managed fixed maturities were as follows:

                                                                                               Estimated
                                                                     Gross         Gross         Fair
                                                     Amortized    Unrealized    Unrealized    (Carrying)
                                                       Cost          Gains        Losses         Value
                                                       ----          -----        ------         -----
                                                                      (Dollars in millions)
United States Treasury securities
    and obligations of
    United States government
    corporations and agencies..................     $    47.8     $   6.3        $  -         $    54.1
Obligations of states and
    political subdivisions.....................          34.7         1.3           1.1            34.9
Debt securities issued
    by foreign governments.....................            .4          .1           -                .5
Public utility securities......................         840.4        43.1          10.4           873.1
Other corporate securities.....................       1,633.0       113.3          14.4         1,731.9
Mortgage-backed securities.....................       1,223.9        48.8           4.2         1,268.5
                                                     --------      ------         -----        --------

             Total.............................      $3,780.2      $212.9         $30.1        $3,963.0
                                                     ========      ======         =====        ========

Page 28
       The following table sets forth the amortized cost and estimated fair value of actively managed fixed maturities as of December 31, 1994, based upon the source of the estimated fair value:

                                                                                                          Estimated
                                                                                         Amortized          Fair
                                                                                            Cost            Value
                                                                                            ----            -----
                                                                                             (Dollars in millions)

Nationally recognized pricing services................................................   $3,667.7          $3,372.3
Broker-dealer market makers...........................................................      118.3             116.2
Internally developed methods (calculated based on a
    weighted average current market yield of 11.2 percent)............................       10.1               8.8
                                                                                         --------          --------

               Total..................................................................   $3,796.1          $3,497.3
                                                                                         ========          ========

        The following table sets forth the quality of actively managed fixed maturity investments as of December 31, 1994, classified in accordance with the highest rating by a nationally recognized statistical rating organization or, as to $44.7 million fair value of investments not rated by such firms, based on ratings assigned by the National Association of Insurance Commissioners, (the "NAIC") as follows: NAIC Class 1 is included in the "A" rating; Class 2, "BBB-"; Class 3, "BB-"; and Classes 4-6, "B+ and below."

                                                                  Percent of
                                                               Actively Managed               Percent of
                            Investment Rating                  Fixed Maturities            Total Investments
                            -----------------                  ----------------            -----------------
AAA     ....................................................            39%                         31%
AA      ....................................................             6                           5
A       ....................................................            22                          18
BBB+    ....................................................             9                           7
BBB     ....................................................             8                           7
BBB-    ....................................................             9                           8
                                                                       ---                         ---

       Investment-grade.....................................            93                          76
                                                                       ---                         ---

BB+     ....................................................             2                           2
BB      ....................................................             1                           1
BB-     ....................................................             2                           1
B+ and below................................................             2                           1
                                                                       ---                         ---

    Below investment-grade..................................             7                           5
                                                                       ---                         ---

       Total ...............................................           100%                         81%
                                                                       ===                          ==

Page 29
       Below investment-grade actively managed fixed maturity investments, summarized by the amount their amortized cost exceeds fair value, were as follows at December 31, 1994:

                                                                                                Estimated
                                                                               Amortized          Fair
                                                                                 Cost             Value
                                                                                 ----             -----
                                                                                 (Dollars in millions)

Amortized cost exceeds market value by 30% or more.......................      $  10.7           $  6.9
Amortized cost exceeds market value by 15%,
    but not more than 30%................................................         60.6             46.7
Amortized cost exceeds market value by 5%,
    but not more than 15%................................................         79.0             70.7
All others...............................................................        104.4            109.6
                                                                                ------           ------

        Total below investment-grade actively
          managed fixed maturity investments.............................       $254.7           $233.9
                                                                                ======           ======

       The amortized cost and estimated fair value of actively managed fixed maturities at December 31, 1994, by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties and because most mortgage-backed securities provide for periodic payments throughout their lives.

                                                                                                Estimated
                                                                               Amortized          Fair
                                                                                 Cost             Value
                                                                                 ----             ----
                                                                                (Dollars in millions)
Due in one year or less................................................     $     29.5       $     29.8
Due after one year through five years..................................          190.5            187.4
Due after five years through ten years.................................          608.1            575.2
Due after ten years....................................................        1,655.6          1,497.0
                                                                              --------         --------

             Subtotal..................................................        2,483.7          2,289.4

Mortgage-backed securities.............................................        1,312.4          1,207.9
                                                                              --------        ---------

           Total ......................................................       $3,796.1         $3,497.3
                                                                              ========         ========

Page 30
       Net investment income consisted of the following:

                                                                1994           1993          1992
                                                                ----           ----          ----
                                                                       (Dollars in millions)
Fixed maturities.......................................        $305.3         $337.6        $300.8
Mortgage loans.........................................          31.8           39.9          53.0
Credit-tenant loans....................................           7.2            5.2           1.4
Policy loans...........................................           8.6            8.9           8.8
Other invested assets..................................           5.7            4.3           1.2
Short-term investments.................................           9.1            7.9          11.6
Separate accounts......................................           2.3           11.8           6.9
                                                               ------         ------        ------

          Gross investment income .....................         370.0          415.6         383.7

Investment expenses....................................           2.2            2.7           3.3
                                                               ------         ------        ------

          Net investment income........................        $367.8         $412.9        $380.4
                                                               ======         ======        ======


    The carrying value of investments not accruing investment income totaled $18.7 million, $17.8 million and $16.4 million at December 31, 1994, 1993 and 1992, respectively.

    Trading income (losses), net of related expenses, were included in revenue as follows:

                                                                 1994           1993         1992
                                                                 ----           ----         ----
                                                                        (Dollars in millions)
Gross gains...............................................      $ 3.7           $33.2        $28.3
Gross losses..............................................       (2.5)           (5.0)        (9.4)
                                                                -----           -----        -----

          Net trading income before expenses..............        1.2            28.2         18.9

Trading expenses..........................................        2.1             3.9          3.3
                                                                -----           -----        -----

          Net trading income (losses).....................      $ (.9)          $24.3        $15.6
                                                                =====           =====        =====

Page 31
        Realized gains, net of related expenses, were included in revenue as follows:

                                                                         1994              1993             1992
                                                                         ----              ----             ----
                                                                                 (Dollars in millions)
Actively managed fixed maturities:
    Gross gains.................................................       $  31.0            $ 80.7            $73.2
    Gross losses................................................         (17.5)             (5.8)            (5.8)
    Decline in net realizable value ............................          (1.4)            (17.2)            (1.6)
                                                                       -------           -------          -------

          Net realized gains from actively managed
             fixed maturities before expenses...................          12.1              57.7             65.8

Mortgage loans..................................................           (.6)              2.0              1.0
Other invested assets...........................................          (2.2)              -                -
Other...........................................................           (.7)              -                 .3
                                                                       -------           -------          -------

         Net realized gains before expenses.....................           8.6              59.7             67.1

Realized gain expenses..........................................           5.7               3.9              3.6
                                                                       -------          --------          -------

          Net realized gains ...................................       $   2.9            $ 55.8            $63.5
                                                                       =======            ======            =====


    The proceeds from sales of actively managed fixed maturity  investments were
$1.2  billion,   $2.1  billion  and  $1.3  billion  for  1994,  1993  and  1992, respectively.

       Changes in unrealized appreciation (depreciation) of securities were as follows:

                                                                         1994              1993             1992
                                                                         ----              ----             ----
                                                                                   (Dollars in millions)
Investments carried at amortized cost:
    Fixed maturities held to maturity...........................      $    -            $   -             $(145.1)
                                                                      ========          ========          =======

Investments carried at estimated fair value:
    Actively managed fixed maturities...........................       $(481.6)            $ 92.3         $  90.5
    Trading account securities..................................           -                 (1.6)          (12.4)
    Investment in Bankers Life Holding Corporation..............          (3.4)              11.9           -
    Investment in The Statesman Group, Inc......................          (3.1)              -              -
    Other invested assets.......................................          (2.4)              -               -
                                                                      --------          ---------        --------

                                                                        (490.5)             102.6            78.1

Adjustment for effect on other balance sheet accounts:
    Cost of policies purchased..................................         188.8              (19.1)          (43.7)
    Cost of policies produced...................................          40.3              (16.5)           (7.5)
    Income taxes................................................          94.3              (23.3)           (9.1)
                                                                      --------           --------        --------

        Change in unrealized appreciation (depreciation)
          of securities.........................................       $(167.1)            $ 43.7        $   17.8
                                                                       =======             ======        ========


       The amortized cost and fair (carrying) value of actively managed fixed maturity investments in default as to the payment of principal or interest were $12.2 million (net of recorded writedowns of $4.7 million) and $18.4 million, respectively, at December 31, 1994. During 1994, 1993 and 1992, the Company recorded writedowns of fixed maturity investments totaling $1.0 million, $.3 million and $1.6 million, respectively, as a result of changes in conditions which caused it to conclude that it would not be able to collect all amounts due according to the terms of the securities. Additionally, the Company wrote down exchange-rate-linked

Page 32
securities by $.4 million and $16.9 million in 1994 and 1993, respectively, due to foreign currency fluctuations which caused it to conclude that the full amount of its investment would not be realized. Most of these exchange-rate-linked securities subsequently matured in 1993 and 1994; the carrying value of such securities remaining at December 31, 1994, was approximately $.7 million.

       Investments in mortgage-backed securities at December 31, 1994, included collateralized mortgage obligations ("CMOs") of $796.2 million and mortgage-backed pass-through securities of $411.7 million. At December 31, 1994, the par value, amortized cost and estimated fair value of investments in mortgage-backed securities summarized by interest rates on the underlying collateral were comprised of the following:

                                                                               Par          Amortized       Estimated
                                                                               Value          Cost         Fair Value
                                                                               -----          ----         ----------
                                                                                      (Dollars in millions)
Pass-through securities:
             Below 7%..................................................      $ 250.8         $ 250.4        $  222.1
             7% - 8%...................................................        130.8           132.0           120.0
             8% - 9%...................................................         35.0            35.3            34.0
             Above 9%..................................................         34.7            35.0            35.6

Planned amortized class CMO instruments:
             Below 7%..................................................        139.2           128.9           110.8
             7% - 8%...................................................        333.2           313.4           281.6
             8% - 9%...................................................        177.1           172.4           159.3
             Above 9%..................................................        107.5           105.8           107.6

Other CMO instruments:
             Below 7%..................................................          9.7            14.0            12.7
             7% - 8%...................................................         14.0            16.6            16.5
             8% - 9%...................................................         30.9            29.2            29.4
             Above 9%..................................................         80.0            79.4            78.3
                                                                            --------        --------        --------

                  Total mortgage-backed securities ....................     $1,342.9        $1,312.4        $1,207.9
                                                                            ========        ========        ========


       The following table sets forth the amortized cost and estimated fair value of mortgage-backed securities as of December 31, 1994, based upon the source of the estimated fair value:

                                                                                                          Estimated
                                                                                        Amortized           Fair
                                                                                           Cost             Value
                                                                                           ----             -----
                                                                                             (Dollars in millions)
Nationally recognized pricing services..............................................     $1,223.8          $1,120.3
Broker-dealer market makers.........................................................         88.4              87.4
Internally developed methods (calculated based on a
    current market yield of 9.2 percent)............................................           .2                .2
                                                                                         --------          --------

               Total................................................................     $1,312.4          $1,207.9
                                                                                         ========          ========


         At December 31, 1994, less than 3 percent of the book value of mortgage loans held by the Company had defaulted as to principal or interest for more than 60 days, were in foreclosure, had been converted to foreclosed real estate or had been restructured while the Company owned them. The Company maintained a loan loss reserve of $1.2 million on that date. Approximately 59 percent, 9 percent and 6 percent of the mortgage loans were on properties located in California, Texas and Indiana, respectively. No other state comprised greater than 5 percent of the mortgage loan balance.

         As part of its investment strategy, the Company enters into reverse repurchase agreements and dollar roll transactions to increase its return on investments and increase liquidity. These transactions generally terminate after 30 days and are accounted for

Page 33
as short-term collateralized borrowings. These borrowings, which were as high as $298.6 million during 1994, averaged approximately $151 million in 1994 compared to $155 million in 1993 and were collateralized by securities with fair values approximately equal to the loan value. The weighted average interest rate on short-term collateralized borrowings was 3.4 percent in 1994 and 2.8 percent in 1993.

        Life insurance companies are required to maintain certain amounts of assets on deposit with state regulatory authorities. Such assets had an aggregate carrying value of $21.1 million at December 31, 1994.

        Investments in a single entity in excess of 10 percent of shareholders' equity at December 31, 1994, other than investments in affiliates and investments issued or guaranteed by the U.S. government, all of which were actively managed fixed maturity investments, were as follows:

                                                                                                        Estimated
                                                                                    Amortized             Fair
                          Investment                                                   Cost               Value
                          ----------                                                   ----               -----
                                                                                         (Dollars in millions)

                          Hydro-Quebec.......................................        $41.8                $39.1
                          Pacific Gas & Electric.............................         44.9                 38.3



       3.  INVESTMENTS IN UNCONSOLIDATED AFFILIATES:

       In March 1993, Bankers Life Holding Corporation ("BLH"), then a subsidiary of the Partnership, completed an initial public offering of 19,550,000 shares of its common stock at $22 per share. In conjunction with this offering, the Company's investment in the Partnership was exchanged for 1,513,131 shares of BLH common stock. During the first quarter of 1993, the Company recognized equity in earnings of BLH of $1.2 million and a gain on the sale of stock by BLH of $10.5 million. Effective with the date of the exchange, the Company carries its investment in BLH at fair value. At December 31, 1994, the Company's investment in BLH had an estimated fair value of $25.9 million and an unrealized gain of $7.6 million, net of taxes of $.9 million. Shares of BLH held by the Company are not freely tradable, and the sale of such shares may require a registration statement with the Securities and Exchange Commission. On March 1, 1995, BLH received a proposal from Conseco under which Conseco would acquire the outstanding shares of BLH that Conseco does not currently own. Under the proposal, BLH would merge into Conseco, with Conseco being the surviving corporation. Each holder of BLH common shares, other than Conseco, would receive $22 per share in cash. The proposed transaction requires the approval of holders of a majority of BLH's outstanding shares (other than shares held by Conseco) voting at a special shareholders' meeting.

       In January 1994, Conseco announced the formation of Conseco Capital Partners, II, L.P. ("Partnership II"), a partnership formed to invest in privately negotiated acquisitions of specialized annuity, life and accident and health insurance companies and related businesses. Partnership II received capital commitments of $624 million, which included a $25 million capital commitment by the Company as a limited partner of Partnership II. On September 29, 1994, the Company participated in funding the acquisition of The Statesman Group, Inc. ("Statesman") by Partnership II. The Company indirectly acquired 3.2 percent of the outstanding common shares of Statesman through its $1.9 million contribution to Partnership II. In a separate transaction, the Company purchased $24.0 million of payment-in-kind ("PIK") preferred stock issued by Statesman, although $3.0 million of this investment was later sold at cost to an unaffiliated company. As partial consideration for the PIK preferred stock purchases, the Company received 7.3 percent of Statesman's common shares outstanding. Dividends on the Statesman PIK preferred stock are payable annually through 2006 at 13 percent in additional shares of Statesman PIK preferred stock. Thereafter, dividends will be payable quarterly in cash at a 15 percent annual rate. During the fourth quarter of 1994, the Company recognized $.3 million of investment income for its equity in the earnings of Statesman. At December 31, 1994, the carrying value of the Company's investment in Statesman was $20.1 million, which included an unrealized loss of $2.8 million, net of taxes of $.3 million.

Page 34
       4.  INSURANCE LIABILITIES:

       Insurance liabilities consisted of the following:

                                                                               Interest
                                                Withdrawal      Mortality        Rate              December 31,
                                                Assumption     Assumption     Assumption      1994             1993
                                                ----------     ----------     ----------      ----             ---
                                                                                              (Dollars in millions)
Future policy benefits:
       Investment contracts.............            N/A            N/A            <F3>      $3,344.1         $3,339.0
       Limited-payment contracts........           None            <F1>            7%          158.4            154.4
       Traditional life insurance                 Company
          contracts.....................        experience         <F2>            8%          181.7            187.7
       Universal life-type contracts....            N/A            N/A            N/A          472.0            478.3
Claims payable and other
       policyholders' funds ............            N/A            N/A            N/A           86.9             73.9
                                                                                            --------         --------

       Total insurance liabilities....................................................      $4,243.1         $4,233.3
                                                                                            ========         ========

<F1> Principally the 1971  Individual  Annuitant Table and the 1965 - 70 and the
     1975 - 80 Basic, Select and Ultimate Tables.

<F2> Principally  modifications of the 1965 - 70 and 1975 - 80 Basic, Select and Ultimate  Tables.

<F3> At  December  31, 1994 and 1993,  approximately  89 percent and 85 percent, respectively, of this liability represented account balances where future benefits were not guaranteed. The weighted average interest rate on the remainder of liabilities, representing the present value of guaranteed future benefits, was approximately 6 percent at December 31, 1994.

       Participating policies represented approximately 3.6 percent, 3.8 percent and 3.3 percent of total life insurance in force at December 31, 1994, 1993 and 1992 respectively, and approximately 6.8 percent, 6.0 percent and 6.5 percent of premium income for 1994, 1993 and 1992, respectively. Dividends on participating policies amounted to $1.8 million, $2.0 million and $1.8 million in 1994, 1993 and 1992, respectively.

       5.  REINSURANCE:

       Cost of reinsurance ceded where the reinsured policy contains mortality risks totaled $45.0 million, $52.4 million and $51.8 million in 1994, 1993 and 1992, respectively, and has been deducted from insurance policy income. The Company is contingently liable for claims reinsured if the assuming company is unable to pay. Reinsurance recoveries netted against insurance policy benefits totaled $31.6 million, $36.9 million and $35.3 million in 1994, 1993 and 1992, respectively.

       The Company has ceded policy liabilities under assumption reinsurance agreements where all obligations under the insurance contracts have been ceded to another company. Accordingly, insurance liabilities related to such policies were not reported in the balance sheet. The Company believes the assuming companies are able to honor all contractual commitments under the assumption reinsurance agreements based on periodic reviews of financial statements, insurance industry reports and reports filed with state insurance departments.

Page 35
     6.   INCOME TAXES:

       Income tax assets (liabilities) were comprised of the following:

                                                                                  December 31,
                                                                            -----------------------
                                                                            1994               1993
                                                                            ----               ----
                                                                              (Dollars in millions)
Deferred income tax assets (liabilities):
    Investments......................................................       $ 50.8         $    3.8
    Cost of policies purchased and ..................................
       cost of policies produced.....................................       (150.0)           (88.6)
    Insurance liabilities............................................         72.8             68.3
    Unrealized depreciation (appreciation) ..........................         57.9            (36.4)
    Other............................................................        (22.8)           (25.2)
                                                                           -------           -------

             Deferred income tax assets (liabilities)................          8.7            (78.1)

Current income tax assets (liabilities)..............................          4.9             (7.9)
                                                                           -------           ------

             Income tax assets (liabilities).........................      $  13.6           $(86.0)
                                                                           =======           ======

       Income tax expense was as follows:

                                                                             1994            1993             1992
                                                                             ----            ----             ----
                                                                                     (Dollars in millions)
Current tax provision................................................        $29.7            $59.5            $ 40.5
Deferred tax provision...............................................          7.7              6.4               1.5
                                                                             -----            -----            ------

           Income tax expense........................................        $37.4            $65.9            $ 42.0
                                                                             =====            =====            ======

       Income tax expense differed from that computed at the applicable federal statutory rate (35 percent in 1994 and 1993 and 34 percent in 1992) for the following reasons:

                                                                             1994              1993           1992
                                                                             ----              ----           ----
                                                                                       (Dollars in millions)
Federal tax on income before taxes at statutory rates................        $35.1            $60.7            $40.4
Additional tax on unrealized gains and income of prior
    periods related to increase in corporate income tax rate.........          -                2.4              -
State taxes .........................................................          1.6              1.5               .5
Nondeductible items .................................................           .8               .7               .7
Taxes related to prior years.........................................          -                 .7              -
Nontaxable investment income and dividends received deduction........          (.4)             (.3)             (.2)
Other................................................................           .3               .2               .6
                                                                             -----            -----            -----

           Income tax expense........................................        $37.4            $65.9            $42.0
                                                                             =====            =====            =====

       The Omnibus Budget Reconciliation Act of 1993 (the "Act") was enacted on August 10, 1993. The most significant provision of the Act affecting the Company was the increase in the corporate income tax rate to 35 percent from 34 percent effective for taxable income reported in 1993. In addition to increasing taxes on current year income, the impact of the Act on the Company in 1993 was additional expense of $1.3 million for a one-time adjustment to accumulated deferred taxes related to prior years' income and $1.1 million for a one-time adjustment to unrealized appreciation of securities. The impact of the other provisions of the Act was not material to the Company.

       The  Internal  Revenue  Service  ("IRS")   completed  an  examination  of
Beneficial Standard for the tax years 1986 - 1989, which are years prior to Beneficial Standard's acquisition by the Company, and issued a notice of deficiency. Beneficial Standard has filed

Page 36
a petition with the Tax Court disputing the claimed deficiency. The seller of Beneficial Standard is obligated to indemnify the Company for any additional income taxes attributable to these years. The Company believes that, upon completion of the appeal process, this examination will not have a material impact on the Company's financial position or results of operations.

       Great American Reserve, Jefferson National and Beneficial Standard are currently being examined by the IRS for the years 1991 and 1992. The Company believes that the outcome of these examinations will not have a material impact on the Company's financial position or results of operations.

       7.  NOTES PAYABLE:

       Notes payable consisted of the following:

                                                                                             Amount
                                                                                           Outstanding
                                                                                             Net of
                                                                                           Unamortized
                                                                        Par Value         Discount and        Estimated
                                                                    Outstanding at       Issuance Costs       Fair Value
                                                                      December 31,        at December 31,    at December 31,
                                                   Initially       ----------------     -----------------   ---------------
                                                     Issued        1994        1993     1994      1993      1994      1993
                                                     ------        ----        ----     ----      ----      ----      ----
                                                                              (Dollars in millions)

Senior unsecured notes issued in
   December 1994...............................      $200.0        $200.0 $   -         $196.8  $    -     $199.3   $   -
Senior secured note issued in July 1992........       200.0           -       166.7        -      162.2       -       166.7
Unsecured note related to Jefferson
   National acquisition issued in
     November 1989.............................        10.0           -        13.4        -       11.3       -        13.4
                                                                   ------    ------     ------   ------   -------    ------
     Total.....................................                    $200.0    $180.1      $196.8  $173.5    $199.3    $180.1
                                                                   ======    ======      ======  ======    ======    ======

     In December 1994, the Company completed a public offering of $200 million of its 10.5 percent senior notes due in 2004. Proceeds from the offering of approximately $196.8 million (after original issue discount and other associated costs) were used to prepay in full the senior secured note, to repurchase common shares of the Company, and for general corporate purposes. The retirement of the senior secured note, which had a par value of $133.3 million at the time of retirement, resulted in an extraordinary charge of $3.6 million, net of a $2.0 million tax benefit. The 10.5 percent senior notes bear interest payable semi-annually on June 15 and December 15. The notes are unsecured and rank pari passu with all other unsecured and unsubordinated indebetedness of the Company. The notes are not redeemable prior to maturity.

       In 1990, the Company issued a note with a par value of $10.0 million which was due in 2000 in connection with the acquisition of Jefferson National. Interest at the rate of 10 percent was payable in additional notes (scheduled to mature in 2000) through November 1995 and at the rate of 12 percent thereafter, payable in cash. In February 1994, the Company retired the note for $13.6 million, resulting in an extraordinary charge of $1.3 million, net of a $.7 million tax benefit. Also in connection with the Jefferson National acquisition, the Company issued a note with a par value of $15.0 million which matures in 2000. However, under the terms of the note agreement, the principal balance of the note plus accrued interest may be reduced for certain potential losses for which the seller has agreed to indemnify the Company. The Company believes that potential adjustments which approximate the note balance have been identified; accordingly, the outstanding balance of the note has been classified as other liabilities for financial reporting purposes.

       In October 1993, the Company retired at par a $29.0 million unsecured note which was due in 1998. This note, which was issued to the seller of Great American Reserve and had an interest rate of 14 percent, was carried net of $.4 million of unamortized discount at the time of retirement. The write-off of the unamortized discount was included with interest expense on long-term debt.

       In July 1992, in connection with the initial public offering of its common stock, the Company issued a senior secured note for $200.0 million and completed certain recapitalization and related transactions. As a result, the Company repaid the remaining balances on a $75.0 million senior secured note, a $23.0 million subordinated note, a $119.0 million senior secured note, $6.7

Page 37
million of subordinated notes ($3.0 million of which was exchanged for common stock of the Company) and a $79.5 million senior secured note. Related interest rate swap and cap agreements were also terminated. Furthermore, notes payable of $9.5 million and $6.3 million, issued to Conseco in connection with the acquisitions of Beneficial Standard and Jefferson National, respectively, were also repaid. As a result of the early extinguishment of debt, the Company recognized an extraordinary charge of $8.8 million, net of a $4.5 million tax benefit. As discussed above, the senior secured note that was issued in 1992 was retired in December 1994. The retired note contained an interest rate which varied with prime or LIBOR and was 7.4 percent at the time of retirement. A scheduled principal payment of $33.3 million was made on April 1, 1994, and the remaining principal repayments would have been due in annual installments of $33.3 million on April 1 in the years 1995 through 1998.

       8. OTHER DISCLOSURES:

       Litigation

       From time to time, the Company and its subsidiaries are involved in lawsuits which are related to their operations. In most cases, such lawsuits involve claims under insurance policies or other contracts of the Company. Even though the Company may be contesting the validity or extent of its liability in response to such lawsuits, the Company has established reserves in its consolidated financial statements which approximate its estimated potential liability. Accordingly, none of the lawsuits currently pending, either individually or in the aggregate, is expected to have a material effect on the Company's consolidated financial position or results of operations.

       Guaranty Fund Assessments

       From time to time, mandatory assessments are levied on the Company's insurance subsidiaries by life and health guaranty associations of most states in which these subsidiaries are licensed to cover losses to policyholders of insolvent or rehabilitated insurance companies. These associations levy assessments (up to prescribed limits) on all member insurers in a particular state in order to pay claims on the basis of the proportionate share of premiums written by member insurers in the lines of business in which the insolvent or rehabilitated insurer engaged. These assessments may be deferred or forgiven in certain states if they would threaten an insurer's financial strength and, in some states, these assessments can be partially recovered through a reduction in future premium taxes. The accompanying financial statements include accruals ($5.5 million at December 31, 1994) which approximate the Company's estimated potential liability for guaranty assessments. Amounts for guaranty assessments charged to expense in 1994, 1993 and 1992 were $8.8 million, $2.4 million and $2.7 million, respectively. The 1994 amount includes a $5.5 million charge for future guaranty assessments on known insolvencies in the life insurance industry.

       Related Party Transactions

       The Company operates without direct employees through management and service agreements with subsidiaries of Conseco. Total fees incurred by the Company under such agreements were $37.3 million, $36.8 million and $34.4 million for 1994, 1993 and 1992, respectively.

Page 38
       At the time the Company acquired Great American Reserve, the acquiree held a note receivable from Conseco with an original principal balance of $10.0 million that was recorded at its fair value. This note was retired by Conseco for cash of $7.0 million in March 1993. At the time of retirement, the principal balance and book value of the note were $7.0 million and $6.3 million, respectively.

       During 1994 and 1993, the Company collected premiums of $5.0 million and $7.2 million, respectively, from guaranteed investment contracts issued as investment options for qualified retirement plans maintained by Conseco and BLH.

       9.  SHAREHOLDERS' EQUITY:

       Authorized preferred stock is 20,000,000 shares. All of the shares of preferred stock previously issued as part of the financing of various acquisitions were redeemed on July 21, 1992, in connection with the Company's initial public offering and recapitalization. Of the preferred stock redeemed, a portion was exchanged for shares of common stock of the Company and the remainder was retired for cash of $33.8 million.

       Changes in the number of shares of common stock outstanding for the years ended December 31, 1994, 1993 and 1992, were as follows:

                                                                            1994                1993               1992
                                                                            ----                ----               ----
Balance, beginning of year......................................       29,049,968           26,010,700         15,244,920
    Shares issued in public offerings...........................         -                   3,039,268          8,010,700
    Shares issued in exchange for debt and preferred stock......         -                   -                  1,350,000
    Shares issued for exercised warrants <F1>...................         -                   -                  1,405,080
    Shares issued under stock option and
       employee benefits plans..................................              948            -                  -
    Common shares repurchased...................................       (3,507,400)           -                  -
                                                                       ----------           ----------         ----------
Balance, end of year............................................       25,543,516           29,049,968         26,010,700
                                                                       ==========           ==========         ==========

          <F1>In connection with the  acquisitions of Great American Reserve and
              Jefferson National, the Company issued warrants to purchase shares of the Company's common stock at a nominal cost to the lenders who provided acquisition financing. Such warrants were exercised in 1992.

       Dividends declared on common stock for 1994, 1993 and 1992 were $.08, $.08 and $.04 per common share, respectively. A liability was accrued for dividends declared but unpaid at December 31, 1994, totaling $.5 million. Such dividends were paid in January 1995.

       During 1994, the Company repurchased approximately 3.5 million shares of its common stock for $71.8 million.

       The Company is authorized under its employee stock option plan to grant options to purchase up to 1,750,000 shares of the Company's common stock at a price not less than its market value on the date the option is granted. The options are exercisable for up to 10 years from the date of grant and become exercisable over a period of time which began in 1994. In addition to the shares of common stock reserved for issuance under the employee stock option plan, 9,064 shares of common stock are reserved for issuance under the stock bonus and deferred compensation program for directors.

Page 39
       Stock options activity was as follows:


                                                                                                Number of Shares
                                                               Option Price           1994         1993          1992
                                                               ------------           ----         ----          ----
Outstanding at January 1,.................................$15.00 to $24.00           715,600      790,000         -
Granted during the year
    1992  ................................................$15.00 to $18.75             -           -            790,000
    1993  ................................................$19.875 to $22.50            -           25,600         -
    1994  ................................................$17.00 to $24.00            72,200       -              -
Exercised during the year.................................$22.50                        (840)      -              -
Canceled during the year..................................$15.00 to $22.50            (8,760)    (100,000)        -
                                                                                     -------     --------       -------

Outstanding at December 31, ..............................$15.00 to $24.00           778,200      715,600       790,000
                                                                                     =======     ========       =======

Portion thereof that is exercisable
    at December 31,.......................................$22.50                       3,200      -              -
                                                                                     ========    ========       =======

Available for future grant at December 31,................                            970,960    1,034,400      960,000
                                                                                      =======    =========      =======


       10.  OTHER OPERATING STATEMENT DATA:

       Insurance policy income consisted of the following:

                                                                             1994             1993              1992
                                                                             ----             ----              ----
                                                                                     (Dollars in millions)
Direct premiums collected............................................       $563.9           $497.7            $664.5
Reinsurance assumed..................................................          3.2              5.7               8.7
Reinsurance ceded....................................................        (45.0)           (52.4)            (51.8)
                                                                            ------           ------            ------

    Premiums collected, net of reinsurance...........................        522.1            451.0             621.4
Less premiums on universal life and products
       without mortality risk which are recorded
       as additions to insurance liabilities.........................        450.7            368.5             539.4
                                                                            ------           ------            ------
    Premiums on products with mortality risk,
        recorded as insurance policy income..........................         71.4             82.5              82.0
Fees and surrender charges...........................................         43.1             45.3              57.5
                                                                            ------           ------            ------

            Insurance policy income..................................       $114.5           $127.8            $139.5
                                                                            ======           ======            ======

       The three states with the largest shares of the Company's premiums collected in 1994 were Texas (19 percent), Florida (17 percent) and California (10 percent). Minnesota, Indiana, Michigan, Ohio, Wisconsin, North Carolina and Illinois each represented between 2.1 percent and 6.0 percent of collected premiums. No other states's share of premiums collected exceeded 2.0 percent.

Page 40
       Other operating costs and expenses were as follows:


                                                                            1994               1993             1992
                                                                            ----               ----             ----
                                                                                      (Dollars in millions)
Policy maintenance expense.............................................      $23.0            $24.3             $28.1
Commission expense.....................................................       18.8             20.5              21.3
State premium taxes and guaranty fund assessments......................       10.8              4.2               5.0
Holding company expenses...............................................        2.0              3.2               0.7
                                                                             -----            -----             -----

            Other operating costs and expenses.........................      $54.6            $52.2             $55.1
                                                                             =====            =====             =====


       The changes in the cost of policies purchased were as follows:

                                                                             1994             1993              1992
                                                                             ----             ----              ----
                                                                                      (Dollars in millions)
Balance, beginning of year.............................................      $175.5          $247.9            $343.2
    Amounts acquired...................................................         -               -                11.1
    Amortization related to operations:
       Cash flow realized..............................................       (55.1)          (71.1)            (78.9)
       Interest added..................................................        39.4            47.4              58.8
    Amortization related to gains on sales of investments..............        (3.4)          (29.6)            (42.6)
    Amounts related to fair value adjustment
       of actively managed fixed maturities ...........................       188.8           (19.1)            (43.7)
                                                                             ------          ------            ------

Balance, end of year...................................................      $345.2          $175.5            $247.9
                                                                             ======          ======            ======


       The cost of policies purchased includes 1992 additions of $6.4 million acquired upon the purchase of a block of annuity business and $4.7 million related to adjustments to the fair value of the net assets acquired with Beneficial Standard. Based on current conditions and assumptions as to future events on all policies in force, approximately 9.7 percent, 9.5 percent, 9.0 percent, 8.6 percent and 7.9 percent of the cost of policies purchased (determined before the adjustment related to unrealized gains (losses) on actively managed fixed maturities) as of December 31, 1994, are expected to be amortized in each of the next five years, respectively. The average discount rate for the cost of policies purchased was 18 percent at December 31, 1994.

       Anticipated returns from the investment of policyholder balances are considered in determining the amortization of cost of policies purchased and cost of policies produced. Sales of fixed maturity investments change the incidence of profits on such policies because resulting gains (losses) are recognized currently and the expected future yields on the investment of policyholder balances are reduced (increased) when the sale proceeds are invested at current rates. Accordingly, amortization of the cost of policies purchased was increased by $3.4 million, $29.6 million and $42.6 million in 1994, 1993 and 1992, respectively, and amortization of the cost of policies produced was increased by $.3 million, $6.8 million and $3.3 million in 1994, 1993 and 1992, respectively.

Page 41
       The changes in the cost of policies produced were as follows:

                                                                             1994             1993              1992
                                                                             ----             ----              ----
                                                                                      (Dollars in millions)
Balance, beginning of year...........................................       $ 42.3           $ 44.4            $23.5
    Additions........................................................         37.3             25.0             32.8
    Amortization related to operations...............................         (7.7)            (3.8)           (1.1)
    Amortization related to gains on sales of investments............          (.3)            (6.8)           (3.3)
    Amounts related to fair value adjustment
       of actively managed fixed maturities .........................         40.3            (16.5)           (7.5)
                                                                            ------           ------           -----

Balance, end of year.................................................       $111.9           $ 42.3            $44.4
                                                                            ======           ======            =====


       11.  CONSOLIDATED STATEMENT OF CASH FLOWS:

       Cash flows from operations include interest paid on debt of $8.6 million, $14.9 million and $24.3 million in 1994, 1993 and 1992, respectively.

       Income taxes of $33.7 million, $62.2 million and $34.7 million were paid in 1994, 1993 and 1992, respectively.

       The following non-cash items are not reflected in the consolidated statement of cash flows: (i) issuance of paid-in-kind interest on unsecured notes of $.2 million, $1.2 million and $1.2 million in 1994, 1993 and 1992, respectively; (ii) exchange of debt and preferred stock for shares of common stock amounting to $20.8 million in 1992, and (iii) issuance of paid-in-kind dividends on preferred stock of $2.2 million in 1992.

       Short-term investments having original maturities of three months or less are considered to be cash equivalents. All cash is invested in short-term investments.

       12.  STATUTORY INFORMATION:

       Statutory accounting practices prescribed or permitted for the Company's insurance subsidiaries by regulatory authorities differ from generally accepted accounting principles. The Company's insurance subsidiaries reported the following amounts to regulatory agencies, after appropriate eliminations of intercompany accounts among such subsidiaries:


                                                                                                     December 31,
                                                                                               1994               1993
                                                                                               ----               ----
                                                                                                 (Dollars in millions)

Statutory capital and surplus.........................................................        $181.9              $172.2
Asset valuation reserve ("AVR").......................................................          45.6                39.3
Interest maintenance reserve ("IMR")..................................................         107.8               107.4
Portion of surplus debentures carried as a liability..................................          76.7                73.2
                                                                                              ------              ------

           Total......................................................................        $412.0              $392.1
                                                                                              ======              ======


      Combined statutory net income of the Company's life insurance subsidiaries was $53.7 million, $59.7 million and $46.4 million in 1994, 1993 and 1992, respectively, after appropriate eliminations of intercompany accounts among such subsidiaries.

      As a result of the acquisitions and subsequent recapitalization transactions of the insurance subsidiaries, a surplus debenture was issued by an insurance subsidiary to its direct parent company. As required by the state regulatory authorities, the debenture is classified as a part of statutory capital and surplus of the subsidiary to the extent that such capital and surplus equals the level of capital and surplus required by the regulators. The balance of the debenture in excess of such amount is carried as a liability on the statutory balance sheet. This amount, however, would be reclassified to statutory capital and surplus to the extent subsequently needed to meet the level of capital and surplus required by the regulators. The surplus debenture is eliminated in the Company's consolidated financial statements.

Page 42
      Statutory accounting practices require that AVR and IMR be reported as liabilities. The IMR captures all realized investment gains and losses, net of tax, resulting from changes in interest rates and provides for subsequent amortization of such amounts into statutory net income on a basis reflecting the remaining lives of the assets sold. The AVR captures all realized, net of tax, and unrealized investment gains and losses related to changes in creditworthiness and is also adjusted each year based on a formula related to the quality of the Company's investment portfolio.

      The following table compares the consolidated pre-tax income determined on a statutory accounting basis with such income reported herein in accordance with generally accepted accounting principles:


                                                                             1994             1993              1992
                                                                             ----             ----              ----
                                                                                     (Dollars in millions)
Life insurance subsidiaries:
    Pre-tax income as reported on a statutory  accounting basis before deduction of expenses paid to affiliates and transfers
       to and from and amortization of the IMR ......................       $ 99.2           $197.9            $160.3

    Adjustments for generally accepted accounting principles:
       Investments valuation.........................................          9.6             14.1              15.4
       Amortization related to operations............................        (25.3)           (29.4)            (23.2)
       Amortization related to realized gains........................         (3.7)           (36.4)            (45.9)
       Deferral of cost of policies produced.........................         37.3             25.0              32.8
       Insurance liabilities valuation...............................         (3.1)             4.3              (4.1)
       Other liabilities.............................................         (3.6)             2.0               7.1
       Other.........................................................          (.1)             1.9               1.5
                                                                            ------           ------            ------

               Pre-tax income, generally accepted
                 accounting principles...............................        110.3            179.4             143.9

Non-life companies:
    Interest expense.................................................        (10.7)           (16.1)            (26.1)
    Gain on sale of stock by Bankers Life Holding Corporation........          -               10.5               -
    All other income and expense, net................................           .8              (.3)              1.1
                                                                            ------           ------            ------

             Consolidated pre-tax income, generally
                accepted accounting principles.......................       $100.4           $173.5            $118.9
                                                                            ======           ======            ======


       State insurance laws generally restrict the ability of insurance companies to pay dividends or make other distributions. Net assets of the Company's insurance subsidiaries, determined in accordance with generally accepted accounting principles, aggregated approximately $296.6 million at December 31, 1994, of which approximately $61.3 million is available for distribution in 1995 without the permission of state regulatory authorities.

       Some states have adopted risk-based capital ("RBC") requirements, effective December 31, 1993, to evaluate the adequacy of an insurer's statutory capital and surplus in relation to its investment and insurance risks. The RBC formula is designed as an early warning tool to help state regulators identify possible weakly capitalized companies for the purpose of initiating regulatory action. At December 31, 1994, the ratios of total adjusted capital to RBC, as defined by the requirements, for both of the Company's primary subsidiaries were greater than twice the level at which any regulatory attention is triggered.

Page 43
       13.  LINES OF BUSINESS:

       The Company operates principally in the single business segment of providing individual life insurance and annuity coverage within the United States. Within that segment, the significant lines of business are individual life insurance, annuities and other insurance products (principally individual and group accident and health insurance and group life insurance). Assets and related investment income are allocated to the lines of business and to corporate based on the source of the funds.

       Information as to the Company's lines of business is as follows:

                                                                            1994             1993              1992
                                                                            ----             ----              ----
                                                                                     (Dollars in millions)
Premiums collected, net of reinsurance:
    Life..........................................................        $   55.9        $    62.0          $   70.7
    Annuities.....................................................           427.6            343.1             503.3
    Accident and health and other.................................            38.6             45.9              47.4
                                                                          --------        ---------          --------

       Total......................................................        $  522.1        $   451.0          $  621.4
                                                                          ========        =========          ========

Revenues:
    Life .........................................................        $  114.5        $   138.0          $  140.6
    Annuities.....................................................           317.2            401.9             383.7
    Accident and health and other.................................            41.0             51.4              54.1
    Corporate.....................................................            11.6             41.2              21.3
                                                                          --------        ---------          --------

       Total......................................................        $  484.3        $   632.5          $  599.7
                                                                          ========        =========          ========

Income before income taxes and extraordinary charge:
    Life..........................................................        $   15.9        $    27.6          $   25.5
    Annuities.....................................................            82.4            113.9              80.7
    Accident and health and other.................................             8.7             10.1               9.6
    Corporate.....................................................             4.1             38.0              29.2
    Interest expense..............................................           (10.7)           (16.1)            (26.1)
                                                                          --------         --------          --------

       Total .....................................................        $  100.4         $  173.5          $  118.9
                                                                          ========         ========          ========

Assets:
    Life..........................................................        $  869.1         $  987.9          $  986.3
    Annuities.....................................................         3,846.0          4,037.9           3,666.4
    Accident and health and other.................................            75.3             83.9              75.4
    Corporate.....................................................           169.9            188.4             128.4
                                                                          --------         --------          --------

       Total......................................................        $4,960.3         $5,298.1          $4,856.5
                                                                          ========         ========          ========

Page 44
       14.    QUARTERLY FINANCIAL DATA (UNAUDITED):

       Earnings per common share for each quarter are computed independently of earnings per share for the year. Due to the transactions affecting the weighted average number of shares outstanding in each quarter and due to the uneven distribution of earnings during the year, the sum of the quarterly earnings per share may not equal the earnings per share for the year.


                                                                                     1994
                                                        1st Qtr.          2nd Qtr.         3rd Qtr.         4th Qtr.
                                                        --------          --------         --------         --------
                                                             (Dollars in millions, except per share amounts)
Insurance policy income............................      $ 30.1           $ 28.1            $ 30.0            $ 26.3
Revenues...........................................       126.8            130.3             116.5             110.7
Income before income taxes and
    extraordinary charge...........................        31.7             36.1              19.4              13.2
Net income.........................................        19.1             22.5              12.6               3.9

Earnings per common share before
    extraordinary charge...........................       $ .71            $ .81              $.46             $.29
Extraordinary charge...............................         .05               -                -                .14
                                                          -----            -----             -----             ----
Earnings per common share..........................       $ .66            $ .81             $ .46             $.15
                                                          =====            =====             =====             ====



                                                                                     1993
                                                        1st Qtr.          2nd Qtr.         3rd Qtr.           4th Qtr.
                                                        --------          --------         --------           --------
                                                                (Dollars in millions, except per share amounts)

Insurance policy income...........................        $ 32.3          $ 30.9            $ 34.3             $ 30.3
Revenues..........................................         157.3           155.6             156.9              162.7
Income before income taxes .......................          44.3            40.3              41.9               47.0
Net income........................................          28.3            26.9              23.3               29.1

Earnings per common share ........................        $ 1.09           $1.03             $ .89              $1.00

       Quarterly results of operations are based on numerous estimates, principally related to policy reserves, amortization of cost of policies purchased, amortization of cost of policies produced and income taxes. Such estimates are revised each quarter and are ultimately adjusted at the end of the year. When such revisions are determined, they are reported as part of the operations of the current quarter.

       15.  SUBSEQUENT EVENTS (UNAUDITED):

       On January 3, 1995, the Company announced that its common share repurchase program had been expanded to 6 million shares. In January and February of 1995, the Company repurchased approximately 2.2 million of its common shares for $44.7 million in open market transactions.

       Certain annuity policies that were sold by Western National Life Insurance Company ("WNL"), a former affiliate of the Company, and subsequently ceded to the Company through a reinsurance agreement, with an accumulated account balance of approximately $73 million at December 31, 1994, are subject to a provision whereby they may be recaptured by WNL. WNL informed the Company in February 1995 that it wished to exercise its option to recapture these policies. This recapture will transpire upon the establishment of a mutually agreed upon value of the business.

       On March 1, 1995, the Company received a proposal from Conseco under which Conseco would acquire the outstanding shares of CCP that it does not currently own for $22.50 per share in cash . Under the proposal, CCP would merge into Conseco, with Conseco being the surviving corporation. The proposed merger transaction, which will be evaluated by a special committee of the Company's independent board members, requires the approval of holders of a majority of the Company's outstanding shares (other than shares held by Conseco) voting at a special shareholders' meeting. The special committee has retained independent counsel and an investment banking firm to advise it on the proposal. On March 9, 1995, Conseco held 11,555,581 shares of CCP, or approximately 49.5 percent of the common stock outstanding on that date.

                              CONSECO, INC. AND SUBSIDIARIES

          (b) Pro forma consolidated financial statements of Conseco, Inc. and subsidiaries.

                                  Conseco, Inc.
                      Pro Forma Consolidated Balance Sheet
                                  June 30, 1995
                              (Dollars in millions)


                                                                                           Pro forma
                                                                                          adjustments
                                                                                        reflecting the
                                                                                        purchase of the
                                               Conseco             CCP Insurance      remaining interest         Pro forma
                                              as reported           as reported        in CCP Insurance           totals
                                              -----------           -----------        ----------------           ------

Assets:
   Investments:
     Actively managed fixed maturities
       at fair value                          $ 8,363.6               $4,002.0            $     -               $12,365.6
     Equity securities at fair value               41.6                                                              41.6
     Mortgage loans                               127.9                  243.1                (3.0) (1)             368.0
     Credit-tenant loans                           85.9                  153.3                (1.0) (1)             238.2
     Policy loans                                 176.3                  136.5                                      312.8
     Investment in CCP Insurance, Inc.            260.0                                     (260.0) (3)               -
     Investment in Partnership II                   -                     43.4               (43.4) (4)               -
     Investment in Bankers Life
       Holding Corp.                                -                     25.9               (25.9) (6)               -
     Other invested assets                         57.9                   65.0               (32.0) (8)              90.9
     Short-term investments                       317.9                  153.9                  .9  (1)             488.1
                                                                                             530.0  (2)
                                                                                              (5.4) (2)
                                                                                              (9.4) (2)
                                                                                            (273.9) (2)
                                                                                            (225.9) (2)
     Assets held in separate accounts              90.1                  108.9                                       199.0
                                               --------               --------             -------                --------
       Total investments                        9,521.2                4,932.0              (349.0)               14,104.2

   Accrued investment income                      151.7                   76.9                (2.1) (4)              226.5
   Reinsurance receivables                         47.1                   38.5                                        85.6
   Income tax assets                               22.8                                        8.4  (5)                -
                                                                                             (31.2) (9)
   Cost of policies purchased                     948.6                  189.6               105.0  (1)            1,243.2
   Cost of policies produced                      267.6                  118.1               (60.0) (1)              325.7
   Goodwill, net of accumulated amortization      760.6                   68.9                43.6  (1)              873.1
   Property and equipment, net
     of accumulated depreciation                   90.8                                                               90.8
   Securities segregated for the
     future redemption of redeemable
     preferred stock of a subsidiary               37.6                                                               37.6
   Cash segregated for the retirement
     of subordinated debentures of a
     subsidiary                                    15.1                                                               15.1
   Other assets                                   139.7                   12.8                                       152.5
                                              ---------               --------             -------               ---------
       Total assets                           $12,002.8               $5,436.8             $(285.3)              $17,154.3
                                              =========               ========             =======               =========

                                               (continued on following page)





                    The accompanying notes are integral part
                          of the pro forma consolidated
                              financial statements.


                                            Conseco, Inc.
                            Pro Forma Consolidated Balance Sheet, continued
                                            June 30, 1995
                                        (Dollars in millions)

                                                                                           Pro forma
                                                                                          adjustments
                                                                                        reflecting the
                                                                                        purchase of the
                                               Conseco             CCP Insurance      remaining interest         Pro forma
                                              as reported           as reported        in CCP Insurance           totals
                                              -----------           -----------        ----------------           ------
Liabilities:
   Insurance liabilities                      $ 8,886.2               $4,351.7             $    .4 (1)          $13,238.3
   Investment borrowings                          270.7                  185.7                                      456.4
   Income tax liabilities                           -                     59.8                 8.2 (9)               36.8
                                                                                             (31.2)(9)
   Other liabilities                              370.4                   36.6                 (.9)(7)              406.1
   Liabilities related to separate accounts        90.1                  108.9                                      199.0
   Notes payable of Conseco                       448.6                                      295.9 (7)              926.2
                                                                                             (32.0)(8)
                                                                                             213.7 (8)
   Notes payable of Partnership II entities,
     not direct obligations of Conseco            308.0                                                             308.0
   Notes payable of Bankers Life Holding
     Corp., not direct obligations of Conseco     272.2                                                             272.2
   Notes payable of CCP Insurance, Inc.             -                    196.9                16.8 (1)                -
                                                                                            (213.7)(8)
                                              ---------                -------             -------               --------

       Total liabilities                       10,646.2                4,939.6               257.2               15,843.0

Minority interest                                 413.2                                      (34.6)(10)             359.5
                                                                                             (19.1)(6)

Shareholders' equity:
   Preferred stock                                283.5                                                             283.5
   Common stock and additional paid-in
     capital                                      153.3                  153.3              (153.3)(11)             153.3
   Unrealized appreciation of securities           34.5                   29.1               (29.1)(11)              34.5
   Retained earnings                              472.1                  314.8                 8.4 (5)              480.5
                                                                                            (314.8)(11)
                                              ---------                -------             -------              --------

       Total shareholders' equity                 943.4                  497.2              (488.8)                951.8
                                              ---------                -------             -------              --------

       Total liabilities and shareholders'
         equity                               $12,002.8               $5,436.8             $(285.3)            $17,154.3
                                              =========               ========             =======             =========










                     The accompanying notes are an integral
                       part of the pro forma consolidated
                              financial statements.

                                  Conseco, Inc.
                 Pro Forma Consolidated Statement of Operations
    Reflecting the Purchase of the Remaining Interest in CCP Insurance, Inc.
                     for the six months ended June 30, 1995
                 (Dollars in millions, except per share amounts)
                                   (unaudited)




                                                                                             Pro forma
                                                           Conseco                          adjustments
                                                          pro forma                         reflecting
                                                         before the                         purchase of
                                                       purchase of the                       remaining
                                                     remaining interest           CCP        shares of         Pro forma
                                                         in CCP (a)           as reported       CCP             totals
                                                         ---------            ------------      ---             ------
Revenues:
   Insurance policy income                                $  675.8              $ 54.4      $    -             $  730.2
   Investment activity:
     Net investment income                                   365.9               194.8          (1.1) (12)        553.2
                                                                                                (4.4) (13)
                                                                                                (2.0) (15)
     Net trading income                                        2.3                 3.6                              5.9
     Net realized gains                                       59.2                14.8                             74.0
   Equity in earnings of CCP Insurance, Inc.                  15.5                             (15.5) (14)          -
   Fee revenue                                                21.2                                                 21.2
   Other income                                                6.2                                                  6.2
                                                          --------              ------        ------           --------
     Total revenues                                        1,146.1               267.6         (23.0)           1,390.7
                                                          --------              ------        ------           --------
Benefits and expenses:
   Insurance policy benefits                                 507.4                38.7                            546.1
   Change in future policy benefits                           14.7                (2.5)                            12.2
   Interest expense on annuities and financial products      176.2               106.3                            282.5
   Interest expense on notes payable                          48.3                10.5          11.9  (18)         70.0
                                                                                                 (.7) (20)
   Interest expense on investment borrowings                   7.8                 5.7                             13.5
   Amortization related to operations                         85.1                18.7           1.1  (17)        104.9
   Amortization related to realized gains                     34.7                 8.2                             42.9
   Other operating costs and expenses                        113.1                25.2                            138.3
                                                           -------              ------        ------           --------
     Total benefits and expenses                             987.3               210.8          12.3            1,210.4
                                                           -------              ------        ------           --------
     Income before income taxes and minority interest        158.8                56.8         (35.3)             180.3

Income tax expense                                            57.3                20.5          (8.0) (21)         69.8
                                                           -------              ------        ------           --------
     Income before minority interest                         101.5                36.3         (27.3)             110.5

Minority interest                                             34.9                              (2.3) (22)         32.6
                                                           -------              ------        ------           --------
     Net income                                            $  66.6             $  36.3        $(25.0)          $   77.9
                                                           =======              ======        ======           ========


(a)  Amounts have been carried forward from page 50.

                          (continued on following page)


                    The accompanying notes are integral part
                          of the pro forma consolidated
                              financial statements.

Page 49
                               Conseco, Inc.
                 Pro Forma Consolidated Statement of Operations, continued Reflecting the Purchase of the Remaining Interest in CCP Insurance, Inc.
                   for the six months ended June 30, 1995
                 (Dollars in millions, except per share amounts)
                                (unaudited)



                                                                                             Pro forma
                                                           Conseco                          adjustments
                                                          pro forma                         reflecting
                                                         before the                         purchase of
                                                       purchase of the                       remaining
                                                     remaining interest            CCP       shares of         Pro forma
                                                         in CCP (a)            as reported      CCP             totals
                                                         ----------            -----------      ---             ------
Net income per common share and common equivalent share:

     Primary:
       Weighted average shares                           21,576,000                                          21,576,000
                                                         ==========                                          ==========
       Net income                                             $2.66                                               $3.18
                                                              =====                                               =====

     Fully diluted:
       Weighted average shares                           26,029,000                                          26,029,000
                                                         ==========                                          ==========
       Net income                                             $2.56                                               $3.00
                                                              =====                                               =====


(a)  Amounts have been carried forward from page 51.

























                     The accompanying notes are in integral
                       part of the pro forma consolidated
                              financial statements.

                                  Conseco, Inc.
                 Pro Forma Consolidated Statement of Operations
           Reflecting Transactions Prior to the Purchase of the Remaining
                        Interest in CCP Insurance, Inc.
                     for the six months ended June 30, 1995
                 (Dollars in millions, except per share amounts)
                                   (unaudited)


                                                                                Pro forma                Conseco
                                                                               adjustments              pro forma
                                                                               reflecting              before the
                                                                               additional             purchase of
                                                           Conseco              ownership          remaining interest
                                                         as reported             of BLH                in CCP (a)
                                                         -----------             ------                ----------
Revenues:
   Insurance policy income                                $  675.9            $   (0.1) (25)            $  675.8
   Investment activity:
     Net investment income                                   366.0                (0.1) (25)               365.9
     Net trading income                                        2.3                                           2.3
     Net realized gains                                       59.6                (0.4) (25)                59.2
   Equity in earnings of CCP Insurance, Inc.                  15.5                                          15.5
   Fee revenue                                                21.2                                          21.2
   Other income                                                6.2                                           6.2
                                                          --------               -----                  --------
       Total revenues                                      1,146.7                (0.6)                  1,146.1
                                                          --------               -----                  --------
Benefits and expenses:
   Insurance policy benefits                                 507.4                                         507.4
   Change in future policy benefits                           15.7                (1.0) (25)                14.7
   Interest expense on annuities and financial products      176.2                                         176.2
   Interest expense on notes payable                          41.9                (0.7) (25)                48.3
                                                                                   7.1  (24)
   Interest expense on investment borrowings                   7.8                                           7.8
   Amortization related to operations                         85.5                (0.4) (25)                85.1
   Amortization related to realized gains                     35.1                (0.4) (25)                34.7
   Other operating costs and expenses                        110.9                 2.2  (25)               113.1
                                                          --------               -----                  --------
     Total benefits and expenses                             980.5                 6.8                     987.3
                                                          --------               -----                  --------
     Income before income taxes and minority interest        166.2                (7.4)                    158.8

Income tax expense (benefit)                                  (7.3)               66.5  (26)                57.3
                                                                                  (1.9) (27)
                                                          --------               -----                   -------
     Income before minority interest                         173.5               (72.0)                    101.5

Minority interest                                             49.2               (14.3) (25)                34.9
                                                          --------               -----                   -------
     Net income                                           $  124.3              $(57.7)                  $  66.6
                                                          ========               =====                   =======


(a)  Amounts are carried forward to page 48.


                                               (continued on following page)


                    The accompanying notes are integral part
                          of the pro forma consolidated
                              financial statements.

Page 51
                                  Conseco, Inc.
            Pro Forma Consolidated Statement of Operations, continued
              Reflecting Transactions Prior to the Purchase of the
                    Remaining Interest in CCP Insurance, Inc.
                     for the six months ended June 30, 1995
                 (Dollars in millions, except per share amounts)
                                   (unaudited)


                                                                               Pro forma                 Conseco
                                                                              adjustments               pro forma
                                                                              reflecting               before the
                                                                              additional              purchase of
                                                           Conseco             ownership           remaining interest
                                                         as reported            of BLH                 in CCP (a)
                                                         -----------            ------                 ----------
   Net income per common share and common equivalent share:

       Primary:
         Weighted average shares                        21,576,000                                    21,576,000
                                                        ==========                                    ==========
         Net income                                          $5.33                                         $2.66
                                                             =====                                         =====
       Fully diluted:
         Weighted average shares                        26,029,000                                    26,029,000
                                                        ==========                                    ==========
         Net income                                          $4.78                                         $2.56
                                                             =====                                         =====

(a)  Amounts are carried forward to page 49.


































                    The accompanying notes are integral part
                          of the pro forma consolidated
                              financial statements.

                                  Conseco, Inc.
                 Pro Forma Consolidated Statement of Operations
    Reflecting the Purchase of the Remaining Interest in CCP Insurance, Inc.
                          Year ended December 31, 1994
                 (Dollars in millions, except per share amounts)



                                                             Conseco                               Pro forma
                                                            pro forma                             adjustments
                                                           before the                           reflecting the
                                                         purchase of the                        purchase of the
                                                       remaining interest        CCP          remaining interest     Pro forma
                                                           in CCP (a)        as reported            in CCP            totals
                                                           ----------        -----------            ------            ------
Revenues:
   Insurance policy income                                  $1,325.3            $114.5           $      -             $1,439.8
   Investment activity:
     Net investment income                                     647.0             367.8              (.5) (12)         1,009.2
                                                                                                   (1.1) (13)
                                                                                                   (4.0) (15)
     Net trading losses                                         (4.9)             (0.9)                                  (5.8)
     Net realized gains (losses)                               (47.1)              2.9                                  (44.2)
Fee revenue                                                     51.2                                                     51.2
Equity in earnings of CCP Insurance, Inc.                       24.5                              (24.5) (14)             -
Other income                                                    21.8                                                     21.8
                                                            --------            ------            -----              --------
     Total revenues                                          2,017.8             484.3            (30.1)              2,472.0
                                                            --------            ------            -----              --------
Benefits and expenses:
   Insurance policy benefits                                   932.1              75.7                                1,007.8
   Change in future policy benefits                             48.9               0.1                                   49.0
   Interest expense on annuities and financial products        299.5             208.6              3.0  (16)           511.1
   Interest expense on notes payable                            96.8              10.7             23.7  (18)           142.1
                                                                                                   12.2  (19)
                                                                                                   (1.3) (20)
   Interest expense on investment borrowings                     7.7               5.2                                   12.9
   Amortization related to operations                          167.1              25.3             (1.0) (17)           191.4
   Amortization related to realized gains and losses            (2.5)              3.7                                    1.2
   Expenses in conjunction with terminated acquisition          35.8                                                     35.8
   Other operating costs and expenses                          242.9              54.6                                  297.5
                                                            --------            ------           ------              --------
     Total benefits and expenses                             1,828.3             383.9             36.6               2,248.8
                                                            --------            ------           ------              --------

     Income before taxes, minority  interest and
       extraordinary charge                                    189.5             100.4            (66.7)                223.2

Income tax expense                                              66.8              37.4            (15.5) (21)            88.7
                                                            --------            ------           ------              --------
     Income before minority interest and extraordinary
       charge                                                  122.7              63.0            (51.2)                134.5

Minority interest                                               32.4                                (.7) (22)            31.7
                                                            --------            ------           ------              --------
       Income before extraordinary charge                   $   90.3            $ 63.0           $ (50.5)            $  102.8
                                                            ========            ======           =======             ========

(a)  Amounts have been carried forward from page 54.

                          (continued on following page)


                      The accompanying notes are an integral
                       part of the pro forma consolidated
                              financial statements.

                                  Conseco, Inc.
            Pro Forma Consolidated Statement of Operations, continued Reflecting the Purchase of the Remaining Interest in CCP Insurance, Inc.
                          Year ended December 31, 1994
                 (Dollars in millions, except per share amounts)



                                                             Conseco                               Pro forma
                                                            pro forma                             adjustments
                                                           before the                           reflecting the
                                                         purchase of the                        purchase of the
                                                       remaining interest        CCP          remaining interest     Pro forma
                                                           in CCP (a)        as reported            in CCP            totals
                                                           ---------        ------------            ------           ------
Income before extraordinary charge per common
  share and common equivalent share:

   Primary:
     Weighted average shares .............................  21,185,000                                                21,185,000
                                                           ===========                                               ===========
     Income before  extraordinary charge .................       $3.38                                                     $3.97
                                                                 =====                                                     =====
   Fully diluted:
     Weighted average shares .............................  25,636,000                                                25,636,000
                                                            ==========                                                ==========
     Income before extraordinary charge ..................       $3.38                                                     $3.97
                                                                  ====                                                     =====


(a)  Amounts have been carried forward from page 55.



























                        The accompanying  notes are an  integral
                          part of the pro  forma  consolidated
                                 financial statements.




                                  Conseco, Inc.
                 Pro Forma Consolidated Statement of Operations
     Reflecting Transactions Prior to the Purchase of the Remaining Interest
                             in CCP Insurance, Inc.
                          Year ended December 31, 1994
                 (Dollars in millions, except per share amounts)

                                                                                                                          Conseco
                                                                                                           Pro forma     pro forma
                                                                                 AGP          Pro forma    adjustments   before the
                                                               Pro forma     as reported     adjustments   reflecting   purchase of
                                                              adjustments   (for the nine  reflecting the  additional    remaining
                                                 Conseco     reflecting the  months ended    purchase of   ownership    interest in
                                                as reported   sale of WNC      9/30/94)          AGP         of BLH        CCP (a)
                                                -----------   -----------      --------          ---         ------        -------
Revenues:
   Insurance policy income ...................  $  1,285.6    $     --         $   40.2       $ (0.3)(29)   $  (0.2)(25) $ 1,325.3
   Investment activity:
     Net investment income ...................       385.7                       248.0          16.4 (30)      (1.4)(25)     647.0
                                                                                                (0.8)(30)       (.9)(23)
     Net trading losses ......................        (4.9)                                                                   (4.9)
     Net realized losses .....................       (25.6)                      (16.8)                        (4.7)(25)     (47.1)
Fee revenue ..................................        58.0        (6.8)(42)                                                   51.2
Equity in earnings of Western National
   Corporation ...............................        40.2       (40.2)(39)                                                     --
Equity in earnings of CCP Insurance, Inc. ....        24.7                                       (.2)(30)                     24.5
Restructuring income .........................        80.8       (80.8)(40)                                                     --
Other income .................................        17.5                         4.3                                        21.8
                                                ----------     -------         -------        ------          -----       --------
     Total revenues ..........................     1,862.0      (127.8)          275.7          15.1           (7.2)       2,017.8
                                                ----------     -------         -------        ------          -----       --------
Benefits and expenses:
   Insurance policy benefits .................       915.4                        16.7                                       932.1
   Change in future policy benefits ..........        42.6                         9.4                         (3.1)(25)      48.9
   Interest expense on annuities and financial
     products ................................       134.7                       158.8           6.0 (29)                    299.5
   Interest expense on notes payable .........        59.3        (3.3)(41)        6.7          17.6 (31)      (0.7)(25)      96.8
                                                                                                               17.2 (24)
   Interest expense on investment  borrowings          7.7                                                                     7.7
   Amortization related to operations ........       133.3                        29.7          (6.8)(28)       4.0 (25)     167.1
                                                                                                 6.9 (32)
   Amortization related to realized gains
     and losses ..............................        (5.3)                        2.8                                        (2.5)
   Expenses in conjunction with terminated
     acquisition .............................        35.8                                                                    35.8
   Other operating costs and expenses ........       214.1                        33.0          (7.2)(33)       3.0 (25)     242.9
                                                ----------     -------         -------        ------          -----       --------
     Total benefits and expenses .............     1,537.6        (3.3)          257.1          16.5           20.4        1,828.3
                                                ----------     -------         -------        ------          -----       --------
     Income before taxes, minority  interest
       and extraordinary charge ..............       324.4      (124.5)           18.6          (1.4)         (27.6)         189.5
Income tax expense ...........................       111.0       (37.0)(43)        6.7            .4 (34)     (14.3)(27)      66.8
                                                ----------     -------         -------        ------          -----       --------
     Income before minority interest
       and extraordinary charge ..............       213.4       (87.5)           11.9          (1.8)         (13.3)         122.7
Minority interest ............................        59.0                         6.7          (1.1)(35)     (35.7)(25)      32.4
                                                                                                 2.5 (36)
                                                                                                (1.4)(37)
                                                                                                 2.4 (38)
                                                ----------     -------         -------        ------          -----       --------
     Income before extraordinary charge ......  $    154.4     $ (87.5)        $   5.2        $ (4.2)         $22.4       $   90.3
                                                ==========     =======         =======        ======          =====       ========

(a)  Amounts have been carried forward to page 52.

                                    (continued on following page)


                             The accompanying  notes are an  integral
                               part of the pro  forma  consolidated
                                      financial statements.


Page 55


                                  Conseco, Inc.
            Pro Forma Consolidated Statement of Operations, continued
     Reflecting Transactions Prior to the Purchase of the Remaining Interest
                             in CCP Insurance, Inc.
                          Year ended December 31, 1994
                 (Dollars in millions, except per share amounts)

                                                                                                                          Conseco
                                                                                                           Pro forma     pro forma
                                                                                 AGP          Pro forma    adjustments   before the
                                                               Pro forma     as reported     adjustments   reflecting   purchase of
                                                              adjustments   (for the nine  reflecting the  additional    remaining
                                                 Conseco     reflecting the  months ended    purchase of   ownership    interest in
                                                as reported   sale of WNC      9/30/94)          AGP         of BLH        CCP (a)
                                                -----------   -----------      --------          ---         ------        -------
Income before extraordinary charge
per common share and common
equivalent share:

   Primary:
     Weighted average shares                    26,348,000    (5,163,000)(44)                                            21,185,000
                                                ==========    ==========                                                 ==========
     Income before extraordinary
       charge                                        $5.15                                                                    $3.38
                                                     =====                                                                    =====
   Fully diluted:
     Weighted average shares                    30,859,000    (5,223,000)(44)                                            25,636,000
                                                ==========    ==========                                                 ==========
     Income before extraordinary
       charge                                        $5.00                                                                    $3.38
                                                     =====                                                                    =====



(a)  Amounts have been carried forward to page 53.





















                                The accompanying  notes are an  integral
                                  part of the pro  forma  consolidated
                                          financial statements.



                            CONSECO, INC. AND SUBSIDIARIES
                NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                    (Unaudited)

      BASIS OF PRESENTATION

     The unaudited pro forma consolidated statement of operations for the year ended December 31, 1994, of Conseco, Inc. ("Conseco" or the "Company") is presented as if the following transactions had all occurred on January 1, 1994:
(i) the acquisition of all of the outstanding common stock of CCP Insurance, Inc. ("CCP"), not owned by Conseco and related transactions (including the repayment of the existing $251.0 million revolving credit agreement); (ii) the increase of Conseco's ownership of Bankers Life Holding Corporation ("BLH") to 82 percent (85 percent including shares of BLH owned by CCP), as a result of purchases of common shares of BLH in open market and negotiated transactions during the first six months of 1995; (iii) the Acquisition (the "Acquisition") of American Life Group, Inc. ("AGP") (formerly The Statesman Group, Inc.) by Conseco Capital Partners II, L.P. ("Partnership II"); (iv) the initial public offering of Western National Corporation ("WNC"); and (v) the sale of Conseco's remaining 40 percent equity interest in WNC. The unaudited pro forma consolidated statement of operations for the six months ended June 30, 1995, is presented as if the following transactions had occurred on January 1, 1994: (i) the acquisition of all of the outstanding common stock of CCP not owned by Conseco and related transactions; and (ii) the increase of Conseco's ownership of BLH to 82 percent as a result of purchases of common stock of BLH in open market and negotiated transactions during the first six months of 1995.

     The unaudited pro forma consolidated balance sheet of Conseco is presented as if the acquisition of all of the outstanding common stock of CCP not owned by Conseco had occurred on June 30, 1995.

     The pro forma consolidated financial statements are based on the historical financial statements of Conseco, CCP, BLH, AGP and WNC and should be read in conjunction with their respective financial statements and notes. The pro forma data are not necessarily indicative of the results of operations or financial condition of Conseco had those transactions occurred on January 1, 1994, nor the results of future operations, nor do they reflect changes that might have resulted from the current management of the companies throughout the entire period. Certain amounts from the prior periods have been reclassified to conform to the current presentation.

     PRO FORMA ADJUSTMENTS

     Transactions relating to the acquisition of all of the outstanding common stock of CCP

     Effective August 31, 1995, Conseco acquired all of the common stock of CCP, not owned by Conseco, in a transaction pursuant to which CCP was merged with and into Conseco, with Conseco being the surviving corporation. In the transaction, CCP's former shareholders, other than Conseco, received $23.25 in cash per common share. This transaction and the related financing transaction are referred to herein as the "CCP Merger Transaction." Conseco entered into a credit agreement (the "Conseco Credit Facility") to finance the CCP Merger Transaction. Hereinafter "CCP" refers to CCP or the former subsidiaries of CCP which are wholly owned subsidiaries of Conseco after the CCP Merger Transaction.

     The sources and uses of the financing to complete the CCP Merger Transaction are summarized below (dollars in millions):

              Sources of funds:
                 Conseco Credit Facility ......................................................              $  530.0
                 Cash on hand .................................................................                   9.7
                                                                                                             --------
                    Total sources .............................................................              $  539.7
                                                                                                             ========
              Uses of funds:
                 Purchase of all outstanding common stock of
                    CCP, not owned by Conseco .................................................              $  273.9
                 Settlement of outstanding stock options of CCP ...............................                   5.4
                 Repayment of revolving credit facility of Conseco ............................                 251.0 (i)
                 Debt issuance and other transaction costs ....................................                   9.4
                                                                                                             --------
                    Total uses ................................................................              $  539.7
                                                                                                             ========

(i) Conseco was the borrower under a revolving credit facility with an outstanding balance of $225.9 million (including accrued interest of $.9 million) at June 30, 1995. The outstanding balance under this facility (which totaled $251.0 million, including accrued interest, on the date of acquisition) was repaid with a portion of the proceeds from the financing.

                         CONSECO, INC. AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


     The pro forma adjustments are applied to the historical consolidated financial statements of Conseco and CCP using the step acquisition method of accounting. Under this method, the total purchase cost of the common stock of CCP not already owned by Conseco will be allocated to the assets and liabilities acquired based on their relative fair values as of the date of acquisition, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. The total purchase cost of the ownership interests in CCP acquired by Conseco in previous acquisitions was allocated to the assets and liabilities acquired based on the relative fair values as of the dates of their respective acquisitions. Therefore, the values of the assets and liabilities of CCP included in Conseco's pro forma consolidated financial statements represent the combination of the following values: (i) the portion of CCP's net assets acquired by Conseco in the initial acquisitions of CCP's subsidiaries made by Conseco Capital Partners, L.P. is valued as of those respective acquisition dates; and (ii) the portion of CCP's net assets acquired in the CCP Merger Transaction is valued as of the assumed date of acquisition.

     The cost allocations for the most recent purchase are based on: (i) the values of the assets and liabilities acquired as of the purchase date; and (ii) appraisals and other studies, which are not yet completed. Accordingly, the final allocations will be different from the amounts included in the accompanying pro forma consolidated financial statements. Although the final allocations will differ, the pro forma consolidated financial statements reflect management's best estimate based on currently available information as if the CCP Merger Transaction had occurred on the assumed date of acquisition.

     Adjustments to give effect to the CCP Merger Transaction are summarized below:

     (1) Mortgage loans, credit-tenant loans, short-term investments, cost of policies purchased, cost of policies produced, goodwill, insurance liabilities and notes payable of CCP are adjusted to reflect the step acquisition method of accounting as if Conseco's purchase of the common stock of CCP not owned by Conseco was completed on June 30, 1995. Such adjustments reflect the interest rate environment which existed on the date of the CCP Merger Transaction.

     (2) Short-term investments are adjusted to reflect the sources and uses of cash to complete the CCP Merger Transaction described in the previous table.

     (3) Conseco's investment in CCP had been reflected in Conseco's historical consolidated balance sheet on the equity method. After the CCP Merger Transaction, CCP is a wholly owned consolidated subsidiary of Conseco.

     (4) CCP's investment in Partnership II had been reflected in CCP's historical consolidated balance sheet on the equity method. Such investment and the accrued dividends on preferred stock of AGP are eliminated in the pro forma consolidated balance sheet since Partnership II is a consolidated subsidiary of Conseco.

     (5) The deferred income tax liability account is reduced and retained earnings is increased as a result of the release of amounts previously accrued on income related to Conseco's investment in CCP. Such deferred taxes are no longer required because the CCP Merger Transaction was completed without incurring additional tax.

     (6) CCP's investment in BLH is eliminated because BLH is a consolidated subsidiary of Conseco. In addition, minority interest is adjusted to reflect Conseco's increased ownership interest in BLH as a result of the purchase of additional shares of CCP not owned by Conseco.

     (7) Notes payable of Conseco are increased to reflect borrowings under the Conseco Credit Facility (net of debt issuance costs) used to fund the CCP Merger Transaction, partially offset by the repayment of the revolving credit agreement of Conseco. Other liabilities are decreased to reflect the payment of accrued interest on the revolving credit agreement of Conseco which was repaid in connection with the CCP Merger Transaction.

     (8) After the CCP Merger Transaction, notes payable of CCP will become direct obligations of Conseco. In addition, a note payable of $32.0 million due from Conseco to CCP is eliminated.

     (9) All of the applicable pro forma balance sheet adjustments are tax affected at the appropriate rate. In addition, the deferred tax liabilities of CCP are netted against the deferred tax assets of Conseco.

                         CONSECO, INC. AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

     (10) The minority interest account is adjusted to reflect Conseco's increased ownership interest in AGP as a result of the purchase of additional shares of CCP.

     (11)  The  shareholders'   equity  accounts  of  CCP  are  eliminated  when
           consolidated with the accounts of Conseco.

     (12) Net investment income is reduced to reflect the reduction in short-term investments for cash used to complete the CCP Merger Transaction and for the purchase of CCP's common stock by CCP in 1994 and 1995 (in excess of amounts available to purchase such stock from the proceeds of the senior notes issued in December 1994) as if such transactions were completed on January 1, 1994.

     (13) CCP's investment in Partnership II is reflected in CCP's historical financial statements on the equity method. CCP's equity in earnings of Partnership II and the dividends on the AGP preferred stock held by CCP are eliminated in the pro forma consolidated statement of operations because Partnership II is a consolidated subsidiary of Conseco.

     (14) Conseco's equity in CCP's earnings before the CCP Merger Transaction had been included in Conseco's historical consolidated statement of operations on the equity method of accounting, because Conseco's interest was significant, but Conseco did not unilaterally control CCP's operations. After the CCP Merger Transaction, Conseco owns all of CCP and, accordingly, the pro forma consolidated statements of operations reflect Conseco's ownership in CCP on a consolidated basis, as if the CCP Merger Transaction had occurred on January 1, 1994.

     (15) Net investment income related to the ownership acquired in the CCP Merger Transaction is adjusted to include the effect of adjustments to the: (i) amortized cost basis of fixed maturity investments; (ii) mortgage loan investments; (iii) credit- tenant loans; and (iv) short-term investments to their estimated fair value as of January 1, 1994, reflecting the interest rate environment which existed at the date of the CCP Merger Transaction.

     (16) The bonus rate interest credited to annuities during the bonus rate period related to the ownership interest acquired in the CCP Merger Transaction, was deferred as cost of policies produced prior to the CCP Merger Transaction. Amounts deferred are recognized as expense, since these amounts are considered in determining the adjustment to the cost of policies purchased and the amortization thereof.

     (17) The amortization of cost of policies produced related to the ownership interest acquired in the CCP Merger Transaction is replaced with the amortization of the cost of policies purchased (amortized in relation to estimated profits on the policies purchased with interest equal to the liability or contract rates averaging approximately 5.5 percent). Such adjustment reflects the interest rate environment which existed at the date of the CCP Merger Transaction.

     (18) Interest expense is increased to reflect the borrowings made under the Conseco Credit Facility at an interest rate of 7.5 percent, partially offset by a reduction in interest expense due to the repayment of the revolving credit agreement of Conseco. Interest expense also reflects the amortization of debt issuance costs.

           A change in interest rates on the Conseco Credit Facility of .5 percent would result in: (i) an increase (or decrease) in pro forma interest expense of $1.3 million for the six months ended June 30, 1995, and $2.7 million for the year ended December 31, 1994, and (ii) a decrease (or increase) in pro forma net income of $.9 million and $1.7 million for the same respective periods.

     (19) Interest expense is adjusted to reflect the following as if each had occurred on January 1, 1994: (i) the issuance of CCP's 10 1/2% senior notes in December 1994; and (ii) the repayment of the outstanding principal balance of CCP's senior term loan using such proceeds. The remaining proceeds from the notes are assumed to have been used for purchases of CCP's common stock by CCP.

     (20) Interest expense on notes payable of CCP is adjusted to reflect the interest rate environment which existed at the date of the CCP Merger Transaction.

     (21) All pro forma adjustments are tax affected based on the appropriate rate for the specific item.

Page 59
                         CONSECO, INC. AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

     (22) Minority interest is adjusted to reflect Conseco's increased interest in AGP as a result of the purchase of additional shares of CCP not owned by Conseco.

     Transactions relating to acquisition of additional shares of BLH

     During the first six months of 1995, Conseco purchased 12.8 million common shares of BLH for $262.4 million in open market and negotiated transactions. The shares purchased represented 24 percent of the outstanding shares of BLH common stock, increasing Conseco's ownership of BLH to 82 percent (85 percent including shares of BLH owned by CCP). The acquisition was funded with available cash, proceeds from revolving credit agreements and a $32.0 million loan from CCP. The acquisition was accounted for using the step acquisition method of accounting. Under this method, the total purchase cost of the common stock acquired by Conseco was allocated to the assets and liabilities acquired based on their relative fair values as of the date of acquisition with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. The total purchase cost of the ownership interest in BLH acquired by Conseco in previous acquisitions was allocated to those assets and liabilities acquired based on their relative fair values as of the dates of the respective acquisitions. Therefore, the values of the assets and liabilities of BLH included in Conseco's historical consolidated financial statements represent the combination of the following values: (i) the portion of BLH's net assets acquired by Conseco in the initial acquisition made by Conseco Capital Partners, L.P. on October 31, 1992, is valued as of that acquisition date; (ii) the portion of BLH's net assets acquired by Conseco on September 30, 1993, is valued as of that acquisition date; (iii) the portion of BLH's net assets acquired during 1995 is valued as of the date of their purchase (June 30, 1995, for accounting convenience); and (iv) the portion of BLH's net assets owned by minority interests is valued based on a combination of (i) above and the historical bases of the net assets acquired in the initial acquisition in 1992.

     (23) Net investment income is reduced to reflect the reduction in short-term investments as if purchases of BLH common stock purchased by BLH and Conseco during the period January 1, 1994, through June 30, 1995, were completed on January 1, 1994.

     (24) Interest expense on notes payable is adjusted to reflect the funds used to purchase the additional common shares of BLH.

     (25) As described above, the purchase of additional shares of BLH is accounted for as a step acquisition. The accounts for BLH are adjusted to reflect the step acquisition method of accounting as if purchases of BLH's common stock during 1994 and 1995 were completed on January 1, 1994.

     (26) The tax benefit of $66.5 million recognized as a result of the release of deferred tax previously accrued on income related to BLH is eliminated.

     (27) All pro forma adjustments are tax affected based on the appropriate rate for the specific item. In addition, tax expense is adjusted to reflect the reduction in tax expense as a result of Conseco's increased ownership of BLH.

     Transactions Relating to the Acquisition of AGP

     On September 29, 1994, Partnership II, a Delaware limited partnership, completed the Acquisition of AGP. After the Acquisition and related financing transactions, Partnership II owns approximately 80 percent of the outstanding shares of AGP's common stock. Conseco formed Partnership II in February 1994 with several other investors for the purpose of investing in acquisitions of annuity, life and accident and health insurance companies and related businesses. Conseco Partnership Management, Inc., a wholly owned subsidiary of Conseco, is the sole general partner of Partnership II. Because a subsidiary of Conseco is the sole general partner of Partnership II, Conseco controls Partnership II and AGP. Accordingly, Conseco's consolidated financial statements include the accounts of Partnership II and AGP. Conseco, through its direct investment and through its equity interest in the investments made by BLH and CCP has a 28 percent ownership interest in AGP at June 30, 1995. The remaining 72 percent ownership interest in AGP is described as the "AGP Minority Interest." The Acquisition is further described in Conseco's Form 10-K for the year ended December 31, 1994.

     The pro forma adjustments are applied to the historical consolidated statements of operations of Conseco and AGP to account for the Acquisition using the purchase method of accounting as if the Acquisition had occurred on January 1, 1994. Under purchase accounting, the total purchase cost of AGP was allocated to the assets and liabilities acquired based on their fair values as of the date of acquisition.

                         CONSECO, INC. AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


     Adjustments to give effect to the Acquisition and related transactions are summarized as follows:

     (28) Pro forma adjustments are made to the amortization of the cost of policies produced recognized in the period prior to the Acquisition. The amortization related to policies sold prior to January 1, 1994, is replaced with the amortization of the cost of policies purchased (amortized in relation to estimated profits on the policies purchased with interest equal to the liability or contract rates ranging from
           5.3 percent to 8.2 percent and averaging 5.5 percent). Such adjustment reflects the interest rate environment which existed on the date of the Acquisition.

     (29) The bonus interest credited to annuities during the bonus interest rate period was deferred as cost of policies produced in the period prior to the Acquisition. Amounts deferred related to policies sold prior to January 1, 1994, are recognized as expense, since these amounts are considered in determining the cost of policies purchased and the amortization thereof.

           Additionally, the recognition of certain deferred policy charges (net of deferred policy charges collected) is eliminated, since these amounts are also considered in determining the cost of policies purchased and the amortization thereof.

     (30) Net investment income for the period prior to the Acquisition is adjusted to include the effect of the restatement of: (i) fixed maturities; (ii) mortgage loan investments; and (iii) interest rate swap and collar agreements to their estimated fair value as of January 1, 1994, reflecting the interest rate environment which existed at the Acquisition date.

           In addition, net investment income is reduced to reflect the reduction in short-term investments in connection with the purchase of investments in Partnership II and the payment-in-kind preferred stock of AGP (the "AGP PIK Preferred Stock") by Conseco and its consolidated subsidiaries. Additionally, equity in earnings of CCP is reduced to reflect the reduction in net investment income as a result of its investment in Partnership II and the AGP PIK Preferred Stock.

           No additional investment income is assumed to be earned on the approximately $13.6 million of cash retained from the proceeds of the Acquisition financing after payment of the costs of the Acquisition and related transactions.

           No pro forma adjustment has been made for realized losses recognized on interest rate swap contracts during the nine months ended
           September 30, 1994 (comprising the majority of realized gains (losses) for such period). AGP's current investment strategy does not include investments in such contracts. If the Acquisition had occurred on January 1, 1994, these contracts would have been terminated at or about that date and the loss on such termination would have been insignificant.

     (31) Interest expense for the period prior to the Acquisition is adjusted to reflect the financing transactions related to the Acquisition as if they occurred as of the assumed date of the Acquisition. Such interest expense reflects the interest rate environment which existed at the Acquisition date.

     (32) Amortization of goodwill is recognized over a 40-year period on a straight-line basis. Amortization of goodwill for the period prior to the Acquisition has been calculated based on the goodwill determined at the Acquisition date.

     (33) Other operating costs and expenses are reduced to eliminate the merger costs incurred by AGP during the year ended December 31, 1994, in connection with the Acquisition. Such amounts include, but are not limited to, compensation expense recognized upon the cash redemption by AGP of certain unexercised stock options and stock appreciation rights.

     (34) All applicable pro forma adjustments to operations are tax effected at the appropriate rate.

     (35) The deduction for the minority interests' share in the earnings of AGP is recognized.

     (36) In accordance with the Partnership II partnership agreement, Conseco received fees for services provided related primarily to the acquisition financing. Such amounts were capitalized as debt issue costs by AGP. Accordingly, the fees resulting from these transactions are eliminated in consolidation. Minority interest, however, is adjusted for its portion of such fees.

                         CONSECO, INC. AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

     (37) After the Acquisition, investment advisory services are provided to AGP by a subsidiary of Conseco. AGP's historical net investment income is not reduced to reflect the advisory fees to be paid under the agreement in excess of investment expenses incurred prior to the Acquisition, since, in accordance with GAAP, such intercompany fees are eliminated in consolidation. Minority interest, however, is adjusted for its portion of such investment advisory fees. Net investment income is not increased to reflect any additional investment income and realized gains which may be earned as a result of services provided by the Conseco subsidiary.

     (38) All investors in the AGP PIK Preferred Stock, other than BLH and CCP to the extent of Conseco's interest therein, have approximately a 44 percent ownership interest in such AGP PIK Preferred Stock (the "AGP PIK Preferred Minority Interest"). Income is reduced to reflect the dividends accrued on the AGP PIK Preferred Stock attributable to the AGP PIK Preferred Minority Interest.

     Transactions Relating to Investment in Western National Corporation

     On February 15, 1994, WNC completed the initial public offering of 37.2 million shares of common stock, including overallotment shares purchased by the underwriters. A total of 2.3 million shares were sold by WNC and 34.9 million shares were sold by Conseco. In addition, pursuant to an employment agreement, Conseco sold .2 million shares to the President of WNC at the initial public offering price less underwriting discounts and commissions. Prior to the initial public offering, Western National Life Insurance Company ("Western") was a wholly owned subsidiary of Conseco. WNC was formed in October 1993 as a Delaware corporation to be the holding company for Western. In connection with the organization of WNC and the transfer of the stock of Western to WNC by Conseco, WNC issued 60 million shares of its common stock and a $150.0 million, 6.75 percent senior note due March 31, 1996 (the "Conseco Note") to Conseco. Such transactions are described in the Prospectus dated February 8, 1994 (the "Prospectus"), filed pursuant to Rule 424(b) with the Securities and Exchange Commission, in connection with the Registration Statement of WNC on Form S-1 (No. 33-70022). On February 22, 1994, WNC completed a public offering of $150.0 million aggregate principal amount of its 7.125 percent senior notes due February 15, 2004 (the "Senior Notes"). The net proceeds from the offering of $147.5 million (after original issue discount, underwriting discount and estimated offering expenses) and certain proceeds from WNC's initial public offering of common stock were used to repay the Conseco Note.

     The shares issued in the offering and the related transaction represented a 60 percent interest in WNC. The remaining common shares, which represented a 40 percent interest, were held by Conseco. Net pre-tax proceeds to Conseco from the repayment of the Conseco Note and the sale of WNC shares totaling $537.9 million were used to repay a $200 million senior unsecured loan and for other general corporate purposes. Conseco did not receive any proceeds from the sale of 2.3 million shares by WNC. Conseco recognized a gain of approximately $42.4 million, net of taxes of $22.9 million, as a result of these transactions.

     On December 23, 1994, Conseco completed the sale of its remaining 40 percent equity interest in WNC to American General Corporation for $274.4 million in cash, or $11.00 for each of the 24,947,500 WNC shares owned by Conseco. Conseco recognized a gain from the sale of approximately $4.1 million, net of taxes of $11.4 million. Net cash proceeds from the sale were used for general corporate purposes, including repurchases of Conseco common stock.

     In connection with the sale of Conseco's remaining 40 percent equity interest in WNC, Conseco agreed to a number of revisions to its insurance services agreement with WNC. The revisions include a reduction, effective January 1, 1995, in the investment services management fees charged to WNC from the current blended effective rate of 18 basis points to a flat rate of 10 basis points annually, which is the rate currently applicable to assets over $5 billion. The revisions also permit the termination of the insurance services agreement as early as July 1996, without penalty, as opposed to the prior 10-year agreement, which was terminable after five years with penalty.

     Adjustments to give effect to the sale of common stock of WNC by Conseco and related transactions are summarized as follows:

     (39) Equity in earnings of WNC is eliminated as a result of the sale of common shares of WNC by Conseco. No investment income has been assumed to be earned on the cash proceeds from the sale of WNC shares.

     (40) The restructuring income from the sales of common shares of WNC by Conseco is eliminated.

     (41) Interest expense is reduced to reflect the repayment of the $200 million senior unsecured loan using the proceeds from the WNC IPO.

                               CONSECO, INC. AND SUBSIDIARIES
                  NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                       (Unaudited)


     (42) Fee revenue is adjusted to reflect a reduction in investment services management fees charged to WNC as if the revisions to the insurance services agreement had occurred as of January 1, 1994.

     (43) All pro forma adjustments to operations are tax affected based on the appropriate rate for the specific item.

     (44) Conseco repurchased approximately 7 million shares of its common stock in 1994 in connection with its stock repurchase program. A portion of the proceeds from the sale of WNC was used to either: (i) pay debt incurred to finance the repurchases; or (ii) directly repurchase shares.

                          CONSECO, INC. AND SUBSIDIARIES

ITEM 7(c).   EXHIBIT.

             (c) Exhibit

                 2.1   Agreement and Plan of Merger dated as of May 19, 1995.*

                       The Credit Agreement  obtained by Conseco as described in
                       Item 2 has been omitted as an exhibit to the Form 8-K, pursuant to Item 601(b)(4)(iii) of Regulation S-K, because the total amount of the Credit Agreement is less than 10 percent of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant hereby undertakes to furnish copies of such documents to the Commission upon request.


                       * Previously filed with Form 8-K dated August 31, 1995.

                            CONSECO, INC. AND SUBSIDIARIES


                                       SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date: November 13, 1995


                                            CONSECO, INC.



                                             By:     /s/ ROLLIN M. DICK
                                                   --------------------
                                                   Rollin M. Dick
                                                   Executive Vice President
                                                    and Chief Financial Officer